Exhibit 10.46

AWARD/CONTRACT		1.	THIS CONTRACT IS A RATED ORDER	RATING	PAGE	OF	PAGES
			UNDER DPAS (15 CFR 350)		1		25

2. CONTRACT (Proc. Inst. Ident.) NO.			3. EFFECTIVE DATE	4. REQUISITION/PURCHASE REQUEST/PROJECT NO.
HSSN266200400034C			9/30/04	VRCB149

5. ISSUED BY	CODE		6. ADMINISTERED BY (If other than Item 5)	CODE

National Institutes of Health, DHHS Contract Management Program, NIAID Room 3214 8700B Rockledge Drive, MSC 7812 Bethesda, Maryland 20892-7612
7. NAME AND ADDRESS OF CONTRACTOR (No., street, county, State and ZIP Code)				8. DELIVERY
				☐ FOB ORIGIN	☒ OTHER (See below) FOB Destination
Avecia Limited				9. DISCOUNT FOR PROMPT PAYMENT
P.O. Box 42, Hexagon House				N/A
Blackley, Manchester, M9 8ZS, UK
				10. SUBMIT INVOICES		ITEM
(4 copies unless other-wise
				specified) TO THE		G.3
CODE	FACILITY CODE			ADDRESS SHOWN IN

11. SHIP TO/MARK FOR	CODE	12. PAYMENT WILL BE MADE BY	CODE
See Article F.1		See Article G.3

13. AUTHORITY FOR USING OTHER THAN FULL AND OPEN COMPETITION:		14. ACCOUNTING AND APPROPRIATION DATA
☐ 10 U.S.C. 2304(c)( )	☐ 41 U.S.C. 253(c)( )	E/N # 1-900216013-A1 SOC #25.55 ADB # N01-AI-40034 CAN # 4-8480924 Amount: $21,067,201 # 4-8461247 Amount: $8,595,999

15A. ITEM NO.	15B. SUPPLIES/SERVICES	15C. QUANTITY	15D. UNIT	15E. UNIT PRICE	15F. AMOUNT

Title-Development, Testing and Evaluation of Condition Vaccined Against Plague Period: September 30, 2004 through March 29, 2007 Amount Alotted: $27,664,200 Type: Cost Reimbursement Completion		FY 2004 $27,664,200
15G. TOTAL AMOUNT OF CONTRACT $27,664,200
16. TABLE OF CONTENTS

(✓)	SEC.	DESCRIPTION	PAGE(S)	(✓)	SEC.	DESCRIPTION	PAGE(S)
		PART I - THE SCHEDULE				PART II - CONTRACT CLAUSES
☒	A	SOLICITATION/CONTRACT FORM	1	☒	I	CONTRACT CLAUSES	19
☒	B	SUPPLIES OR SERVICES AND PRICES/COST	2	PART III - LIST OF DOCUMENTS, EXHIBITS AND OTHER ATTACH.
☒	C	DESCRIPTION/SPECS./WORK STATEMENT	7	☒	J	LIST OF ATTACHMENTS	24
☒	D	PACKAGING AND MARKING	8		PART IV - REPRESENTATIONS AND INSTRUCTIONS
☒	E	INSPECTION AND ACCEPTANCE	8	☒	K	REPRESENTATIONS, CERTIFICATIONS AND
☒	F	DELIVERIES OR PERFORMANCE	9			OTHER STATEMENTS OF OFFERORS	25
☒	G	CONTRACT ADMINISTRATION DATA	10	☐	L	INSTRS., CONDS., AND NOTICES TO OFFERORS
☒	H	SPECIAL CONTRACT REQUIREMENTS	12	☐	M	EVALUATION FACTORS FOR AWARD

CONTRACTING OFFICER WILL COMPLETE ITEM 17 OR 18 AS APPLICABLE

17.  ☒  CONTRACTOR’S NEGOTIATED AGREEMENT (Contractor is required to sign this document and return 2 copies to issuing office.)  Contractor agrees to furnish and deliver all items or perform all the services set forth or otherwise identified above and on any continuation sheets for the consideration stated herein.  The rights and obligations of the parties to this contract shall be subject to and governed by the following documents:  (a) this award/contract, (b) the solicitation, if any, and (c) such provisions, representations, certifications, and specifications, as are attached or incorporated by reference herein.  (Attachments are listed herein.)

18.  ☐  AWARD (Contractor is not required to sign this document.)  Your offer on Solicitation Number                                           , including the additions or changes made by you which additions or changes are set forth in full above, is hereby accepted as to the items listed above and on any condition sheets.  This award consummates the contract which consists of the following documents:  (a) the Government’s solicitation and your offer, and (b) this award/contract.  No further contractual document is necessary.

19A. NAME AND TITLE OF SIGNER (Type or print)		20A. NAME OF CONTRACTING OFFICER
Derrick Nicholson Chief Financial Officer		Janet M. Mattson Contracting Officer Contract Management Program, NIAID, NIH, DHHS

19B. AVECIA LIMITED	19C. DATE SIGNED	20B. UNITED STATES OF AMERICA		20C. DATE SIGNED

/s/ Derrick Nicholson	29/09/04	BY	/s/ Janet M. Mattson	9/30/04
(Signature of person authorized to sign)			(Signature of Contracting Officer)

MAN 7540-01-152-0208 PREVIOUS EDITION UNUSABLE	M-107 Computer Generated		STANDARD FORM 28 (REV. d-85)12/2002) Prescribed by GSA FAR (48 CFR) 53.214(a)

Contract No. HHSN2662004000034C

ADB NO. N01-AI-400034

SECTION B - SUPPLIES OR SERVICES AND PRICES/COSTS

ARTICLE B.1. BRIEF DESCRIPTION OF SUPPLIES OR SERVICES

The purpose of this contract is to begin early advanced product development for pilot lot manufacture, release and animal testing, and initial human clinical trials of a recombinant plague vaccine.

ARTICLE B.2. ESTIMATED COST AND FIXED FEE

a.                                       The estimated cost of Part A of this contract is [***].

b.                                      The fixed fee for Part A of this contract is [***].  The fixed fee shall be paid in installments based on the negotiated milestones set forth in ARTICLE B.4.h. and subject to the withholding provisions of the clauses ALLOWABLE COST AND PAYMENT and FIXED FEE referenced in the General Clause Listing in Part II, ARTICLE 1.1. of this contract.  Payment of fixed fee shall not be made in less than monthly increments.

c.                                       The Government’s obligation, represented by the sum of the estimated cost plus the fixed fee for Part A of this contract is [***].

d.                                      If the Government exercises its option pursuant to ARTICLE H.10. of this contract, the Government’s total obligation represented by the sum of the estimated cost plus the fixed fee will be increased as follows:

	Estimated Cost	Fixed Fee	Estimated Cost Plus Fixed Fee
Base Period - Part A	[***]	[***]	[***]

Option Period - Part B	[***]	[***]	[***]

Total (Base Period and Option)	[***]	[***]	[***]

ARTICLE B.3. PROVISIONS APPLICABLE TO DIRECT COSTS

a.                                       Items Unallowable Unless Otherwise Provided

Notwithstanding the clauses, ALLOWABLE COST AND PAYMENT, and FIXED FEE, incorporated in this contract, unless authorized in writing by the Contacting Officer, the costs of the following items or activities shall be unallowable as direct costs:

(1)                                  Acquisition, by purchase or lease, of any interest in real property;

(2)                                  Special rearrangement or alteration of facilities;

(3)                                  Purchase or lease of any item of general purpose office furniture or office equipment regardless of dollar value.  (General purpose equipment is defined as any items of personal property which are usable for purposes other than research, such as office equipment and furnishings, pocket calculators, etc.);

(4)                                  Travel to attend general scientific meetings;

Contract No. HHSN2662004000034C

ADB NO. N01-AI-400034

(5)                                  Consultant costs;

(6)                                  Subcontracts;

(7)                                  Patient care costs;

(8)                                  Accountable Government property (defined as both real and personal property with an acquisition cost of $1,000 or more and a life expectancy of more than two years) and “sensitive items” (defined and listed in the Contractor’s Guide for Control of Government Property), 1990, regardless of acquisition value.

b.                                      Travel Costs

(1)                                  Travel

(a)                                  Total expenditures for travel (transportation, lodging, subsistence, and incidental expenses) incurred in direct performance of Part A of this contract shall not exceed [***] without the prior written approval of the Contracting Officer.  Total expenditures for travel incurred in direct performance of Option Part B, if exercised, shall not exceed [***] without the prior written approval of the Contracting Officer.

(b)                                 The Contractor shall invoice and be reimbursed for all travel costs in accordance with Federal Acquisition Regulations (FAR) 31.205-46.

ARTICLE B.4. ADVANCE UNDERSTANDINGS

Other provisions of this contract notwithstanding, approval of the following items within the limits set forth is hereby granted without further authorization from the Contracting Officer.

a.                                       Subcontract

To negotiate a firm fixed price type subcontract with Baxter Pharmaceutical Solutions LLC for an amount not to exceed [***].  Award of the subcontract shall not proceed without the prior written approval of the Contracting Officer upon review of the supporting documentation as required by the Subcontracts clause of the General Clauses incorporated in this contract and a copy of the draft subcontract agreement.  (After written approval of the subcontract by the Contracting Officer, a copy of the signed, approved subcontract shall be provided to the Contracting Officer.)

b.                                      Subcontract

To negotiate a cost plus fixed fee type subcontract with the Defence Science and Technology Laboratory (DSTL) for an amount not to exceed [***].  Award of the subcontract shall not proceed without the prior written approval of the Contracting Officer upon review of the supporting documentation as required by the Subcontracts clause of the General Clauses incorporated in this contract and a copy of the draft subcontract agreement.  (After written approval of the subcontract by the Contracting Officer, a copy of the signed, approved subcontract shall be provided to the Contracting Officer.)

c.                                       Subcontract

To negotiate a fixed price type subcontract with Parexel International Ltd. for an amount not to exceed [***].  Award of the subcontract shall not proceed without the prior written approval of the Contracting Officer upon review of the supporting documentation as required by the Subcontracts clause of the General Clauses incorporated in this contract and a copy of the draft subcontract agreement.  (After written approval of the subcontract by the Contracting Officer, a copy of the signed, approved subcontract shall be provided to the Contracting Officer.)

Contract No. HHSN2662004000034C

ADB NO. N01-AI-400034

d.                                      Subcontract

To negotiate a fixed price type subcontract with Inveresk Research International Ltd. for an amount not to exceed [***].  Award of the subcontract shall not proceed without the prior written approval of the Contracting Officer upon review of the supporting documentation as required by the Subcontracts clause of the General Clauses incorporated in this contract and a copy of the draft subcontract agreement.  (After written approval of the subcontract by the Contracting Officer, a copy of the signed, approved subcontract shall be provided to the Contracting Officer.)

e.                                       Subcontract

To negotiate a fixed price type subcontract with Battelle for an amount not to exceed [***].  Award of the subcontract shall not proceed without the prior written approval of the Contracting Officer upon review of the supporting documentation as required by the Subcontracts clause of the General Clauses incorporated in this contract and a copy of the draft subcontract agreement.  (After written approval of the subcontract by the Contracting Officer, a copy of the signed, approved subcontract shall be provided to the Contracting Officer.)

f.                                         Subcontract

To negotiate a fixed price type subcontract with Huntingdon Research Centre Ltd. for an amount not to exceed [***].  Award of the subcontract shall not proceed without the prior written approval of the Contracting Officer upon review of the supporting documentation as required by the Subcontracts clause of the General Clauses incorporated in this contract and a copy of the draft subcontract.  (After written approval of the subcontract by the Contracting Officer, a copy of the signed, approved subcontract shall be provided to the Contracting Officer.)

g.                                      Subcontract

To negotiate a fixed price type subcontract with Cylex, Inc. for an amount not to exceed [***].  Award of the subcontract shall not proceed without the prior written approval of the Contracting Officer upon review of the supporting documentation as required by the Subcontracts clause of the General Clauses incorporated in this contract and a copy of the draft subcontract agreement.  (After written approval of the subcontract by the Contracting Officer, a copy of the signed, approved subcontract shall be provided to the Contracting Officer).

h.                                      Consultants

Consultant fee(s) to be paid to the following individual(s):

Name	Rate Per Day	Number of Days	Including Travel	Total Cost Not to Exceed

TBD

i.                                          Contract Milestones

The contractor shall complete all work in accordance with the Statement of Work and the Contract Milestones set forth below.  The distribution of the fixed fee shall be paid in milestone based installments and payment of this fee is determined by the Project Officer’s written certification that the milestone has been satisfactorily performed and that the technical requirements have been met regarding the completion of the following milestones.  If the contractor meets the milestones earlier than the dates set forth below, then the fee will be paid at the earlier date after completion of the milestone.

Contract No. HHSN2662004000034C

ADB NO. N01-AI-400034

	MILESTONES FOR AVECIA	ESTIMATED COST	FIXED FEE	TOTAL CPFF
1	Produce a cGMP pilot lot, sufficient for 2000 doses and capable of supporting an IND on or before February 21, 2005	[***]	[***]	[***]

2	Release 2000 doses and file an IND on or before October 13, 2000	[***]	[***]	[***]

3	Assess safety and efficacy to aerosol challenge in animal models on or before October 13, 2005	[***]	[***]	[***]

4	Produce a protocol for Phase I clinical trial on or before December 31, 2004 and Phase II clinical trial on or before August 22, 2006	[***]	[***]	[***]

5	Conduct Phase I clinical trial on or before December 8, 2005	[***]	[***]	[***]

6	Feasibility to manufacture 3 million doses and put into inventory on or before September 30, 2005	[***]	[***]	[***]

7	Interim report on Phase I trial on or before June 8, 2006	[***]	[***]	[***]

8	Final report on Phase I trial on or before January 4, 2007	[***]	[***]	[***]

j.                                          Scientific Meetings

Travel to general scientific meetings as follows:

Authorization to expend contract funds for general scientific meeting travel is not provided herein.  The Contractor shall request approval to expend contract funds for general scientific meeting travel, in writing, 4 weeks in advance of the proposed travel.  The Contractor’s written request shall include the name(s) and title(s) of personnel proposed to travel, the meeting dates and location, details of proposed costs (airfare, per diem/subsistence, other), and a description of the benefit to be derived (to this contract) from the proposed travel.

k.                                       Invoices - Cost and Personnel Reporting, and Variances from the Negotiated Budget

(1)                                  The contractor agrees to provide a detailed breakdown on invoices of the following cost categories:

(a)                                  Direct Labor - List individuals by name, title/position, hourly/annual rate, level of effort, and amount claimed.
(b)                                 Fringe Benefits - Cite rate and amount
(c)                                  Overhead - Cite rate and amount
(d)                                 Materials & Supplies - Include detailed breakdown when total amount is over $1,000.
(e)                                  Travel - Identify travelers, dates, destination, purpose of trip, and amount.  Cite COA, if appropriate.  List separately, domestic travel, general scientific meeting travel, and foreign travel.
(f)                                    Consultant Fees - Identify individuals and amounts.
(g)                                 Subcontracts - Attach subcontractor invoice(s).
(h)                                 Equipment - Cite authorization and amount.
(i)                                     G&A - Cite rate and amount.
(j)                                     Total Cost
(k)                                  Fixed Fee
(l)                                     Total CPFF

Contract No. HHSN2662004000034C

ADB NO. N01-AI-400034

Monthly invoices must include the cumulative total expenses to date, adjusted (as applicable) to show any amounts suspended by the Government.

(2)                                  The contractor agrees to immediately notify the contracting officer in writing if there is an anticipated overrun (any amount) or unexpended balance (greater than 10 percent) of the amount allotted to the contract, and the reasons for the variance.  Also refer to the requirements of the Limitation of Funds and Limitation of Cost Clauses in the contract.

l.                                          Contract Number Designation

On all correspondence submitted under this contract, the contractor agrees to clearly identify the two contract numbers that appear on the face page of the contract as follows:

Contract No. HHSN266200400034C
ADB Contract No. N01-AI-40034

m.                                    Understanding regarding FAR 52.223-6

FAR Clause 52.223-6 Drug Free Workplace is included in this contract, however, FAR 23.501(c) provides that the clause does not apply to work that is “(c) Performed outside of the United States and its outlying areas or any part of a contract performed outside the United States and its outlying areas.”

n.                                      Understanding regarding FAR 52.222-36

FAR 22.1408(a) requires the Contracting Officer to “Insert the clause at 52.222-36, Affirmative Action for Workers with Disabilities, in solicitations and contracts that exceed or are expected to exceed $10,000, except when -

“(1) Both performance of the work and the recruitment of workers will occur outside the United States, Puerto Rico, the Northern Mariana Islands, American Samoa, Guam, the U.S. Virgin Islands, and Wake Island; or

“(2) The agency head has waived, in accordance with 22.1403(a) or 22.1403(b) all the terms of the clause.”

It is the mutual understanding of the contracting officer and Avecia that a significant portion of the work, including all self-performed work, under this contract will be performed outside the United States and other named territories by the workers recruited from outside the United States and the named territories.  However, it is also mutually understood that some subcontracted work will be performed in the United States.  Therefore both parties agree that FAR 52.222-36(a), (b), and (c) will not apply to Avecia and that FAR 52.222-36 (d) “Subcontracts” will only apply to subcontracts that will be performed in the United States or by workers recruited from the United States and the named territories; i.e., FAR 52.222-36 would apply in its entirety to any subcontractor that performs work in the United States.  It is also agreed that Avecia will flow-down language similar to that in this paragraph to its subcontracts not performed in the United States; i.e., FAR 52.222-36 would apply in its entirety to any second-tier (or lower) subcontracts performed in the United States.

o.                                      Understanding regarding FAR 52.222-37

FAR 22.1310(a)(1)(i) provides that FAR 52.222-35, Equal Opportunity for Special Disabled Veterans, Veterans of the Vietnam Era, and Other Eligible Veterans, is required to be in contracts over $25,000, except when “Work is performed outside the United States by employees recruited from outside the United States.  As FAR 52.222-35(d) contains an “Applicability” clause that limits its reach to the listing of employment openings within the United States and named territories, no additional understanding beyond that applicability clause is necessary.

FAR 22.1310(b) provides that 52.222-37, Employment Reports on Special Disabled Veterans, Veterans of the Vietnam Era, and Other Eligible Veterans, in solicitations and contracts containing the clause at

Contract No. HHSN2662004000034C

ADB NO. N01-AI-400034

FAR 52.222-35, Equal Opportunity for Special Disabled Veterans, Veterans of the Vietnam Era, and Other Eligible Veterans.  Therefore, if “Work is to be performed outside the United States by Employees recruited outside the United States,” FAR 52.222-37 would not be required.

It is the mutual understanding of the contracting officer and Avecia that a significant portion of the work, including all self-performed work, under this contract will be performed outside the United States and the other named territories by workers recruited from outside the United States and the named territories.  However, it is also mutually understood that some subcontracted work will be performed in the United States.  Therefore, both parties agree that FAR 52.222-37(a) through (e) will not apply to Avecia and that FAR 52.222-37(f) will only apply to subcontracts that will be performed in the United States or by workers recruited from the United States; i.e., FAR 52.222-37 would apply in its entirety to any subcontractor that performs work in the United States.  It is also agreed that Avecia will flow-down language similar to that in this paragraph to its subcontracts not performed in the United States; i.e., FAR 52.222-37 would apply in its entirety to any second-tier (or lower) subcontracts performed in the United States.

SECTION C - DESCRIPTION/SPECIFICATIONS/WORK STATEMENT

ARTICLE C.1. STATEMENT OF WORK

Independently and not as an agent of the Government, the Contractor shall furnish all the necessary services, qualified personnel, material, equipment, and facilities, not otherwise provided by the Government as needed to perform the Statement of Work, SECTION J, ATTACHMENT 1, dated September 30, 2004, attached hereto and made a part of this contract.

ARTICLE C.2. REPORTING REQUIREMENTS

The Contractor shall submit to the Contracting Officer and to the Project Officer technical progress reports covering the work accomplished during each reporting period, a detailed forecast of work planned for the next 30 day reporting period, and an assessment of how this reconciles with work proposed for the upcoming 90 days.  These reports are subject to the technical inspection and requests for clarification by the Project Officer.  Execution of the 30 day work plan will be contingent upon NIAID review and approval.  These shall be brief and factual and prepared in accordance with the following format:

A.                                    Technical Reports

The Contractor shall prepare and submit the following reports in the manner stated below:

(1)                                  Monthly Technical Progress Reports - On the due date specified in the contract of each month for the previous calendar month, the Contractor shall submit five (5) copies of a Monthly Technical Progress Report, comprising four (4) copies to the Project Officer and one (1) copy to the Contracting Officer.  Such reports shall include the following specific information:

a.                                                                                       A cover page that lists the contract number and title, the period of performance being reported, the contractor’s names and address, the author(s), and the date of submission;

b.                                                                                      SECTION I - An introduction covering the purpose and scope of the contract effort;

c.                                                                                       SECTION II - The report shall detail, document, and summarize the results of work done during the period covered.  These reports shall be in sufficient detail to explain comprehensively the results achieved.  The description shall include pertinent data and/or graphs in sufficient detail to explain any significant results achieved and preliminary conclusions resulting from analysis and scientific evaluation of data accumulated to date under the project.  Also to be included in the report is a summary of work proposed for the next reporting period.  Specific requirements are set forth in the Work Statement.  A one-page summary of each ongoing and completed protocol shall be submitted at this time.  A monthly report will not be required for the period when the final report is due.  Preprints and reprints of papers and abstracts shall be submitted with the Annual Report.

Contract No. HHSN2662004000034C

ADB NO. N01-AI-400034

d.                                                                                      SECTION III - Substantive performance; a description of current technical or substantive performance and any problems encountered and/or which may exist along with proposed corrective action.  An explanation of any difference between planned progress and actual progress, why the differences have occurred, and if behind planned progress what corrective steps are planned.  The report should include an assessment of percent effort compared to percent complete for each major category.

(2)                                  Milestone Reports - A milestone report will be provided after the completion of each Milestone unless otherwise agreed upon by the Principal Investigator and the Project Officer.  Milestone reports and monthly reports may be combined if agreed by the Contracting Officer and the Project Officer.

(3)                                  Final Report - By the expiration date of the contract, the Contractor shall submit four (4) copies of a comprehensive Final Report, as above, comprising three (3) copies to the Project Officer and one (1) copy to the Contracting Officer.  This final report shall detail, document and summarize the results of the entire contract work for the period covered.  This report shall be in sufficient detail to explain comprehensively the results achieved.  Specific requirements are set forth in the Work Statement.  Preprints and reprints not submitted previously shall be submitted.

(4)                                  Summary of Salient Results - With the monthly report nearest the anniversary date of contract award, and with the final report, the Contractor shall submit a summary (not to exceed 200 words) of salient results achieved during the performance of the contract.

SECTION D - PACKAGING, MARKING AND SHIPPING

All deliverables required under this contract shall be packaged, marked and shipped in accordance with Government specifications.  At a minimum, all deliverables shall be marked with the contract number and contractor name.  The Contractor shall guarantee that all required materials shall be delivered in immediate usable and acceptable condition.

SECTION E - INSPECTION AND ACCEPTANCE

a.                                       The Contracting Officer or the duly authorized representative will perform inspection and acceptance of materials and services to be provided.

b.                                      For the purpose of this SECTION, the Project Officer identified in Article G.1. is the authorized representative of the Contracting Officer.

c.                                       Inspection and acceptance will be performed at the address listed for the Project Officer in Article G.1. Acceptance may be presumed unless otherwise indicated in writing by the Contracting Officer or the duly authorized representative within 30 days of receipt.

d.                                      This contract incorporates the following clause by reference, with the same force and effect as if it were given in full text.  Upon request, the Contracting Officer will make its full text available.

FAR Clause No 52.246-8, INSPECTION OF RESEARCH AND DEVELOPMENT - COST REIMBURSEMENT (MAY 2001).

Contract No. HHSN2662004000034C

ADB NO. N01-AI-400034

SECTION F - DELIVERIES OR PERFORMANCE

ARTICLE F.1. PERIOD OF PERFORMANCE

a.                                       The period of performance of this contract shall be from September 30, 2004 through March 29, 2007.

b.                                      If the Government exercises its option(s) pursuant to Article H.10. of this contract, the period of performance will be increased as listed below:

Option Part B	Option Period: 30 months

ARTICLE F.2. DELIVERIES

Satisfactory performance of the final contract shall be deemed to occur upon performance of the work described in Article C.1. and upon delivery and acceptance by the Contracting Officer, or the duly authorized representative, of the following items in accordance with the stated delivery schedule:

a.                                       The items specified below as described in SECTION C, ARTICLE C.2. will be required to be delivered F.O.B. Destination as set forth in FAR 52.247-35, F.O.B. DESTINATION, WITHIN CONSIGNEES PREMISES (APRIL 1984), and in accordance with and by the date(s) specified below:

Type of report	No. Copies	Addressee	Due Dates

Monthly Progress	4	Project Officer (PO) DMID/NIAID/NIH 6610 Rockledge Dr. MSC 6605, Room 5117 Bethesda, MD 20892-6605	Fifteenth of each month

Monthly Progress	1	Contracting Officer (CO) CMB/NIAID/NIH 6700-B Rockledge Dr. MSC 7612, Room 3214 Bethesda, MD 20892-7612	Same as above

Milestone Reports	4	Submitted after Milestone completion (3 to Project Officer and 1 to Contracting Officer)	On the fifteenth day after completion of each milestone

Final	4	Submitted with Final Report (3 to Project Officer and 1 to Contracting Officer)	Expiration date of the contract

Summary of Salient Results	4	Same as above	Anniversary and expiration date

b.                                      The above items shall be addressed and delivered to:

Project Officer	Contracting Officer
Office of Biodefense Research Affairs	Contract Management Program
Division of Microbiology and Infectious Diseases	DHHS/NIH/NIAID
DHHS/NIH/NIAID	6700B Rockledge Dr., Rm. 3214, MSC 7612
Room 5001, MSC 6604	Bethesda, MD 20892-7612
6610 Rockledge Drive
Bethesda, MD 20892

Contract No. HHSN2662004000034C

ADB NO. N01-AI-400034

ARTICLE F.3. CLAUSES INCORPORATED BY REFERENCE, FAR 52.252-2 (FEBRUARY 1998)

This contract incorporates the following clause by reference, with the same force and effect as if it were given in full text.  Upon request, the Contracting Officer will make its full text available.  Also, the full text of a clause may be accessed electronically at this address:  http://www.arnet.gov/far/.

FEDERAL ACQUISITION REGULATION (48 CFR CHAPTER 1) CLAUSE:

52.242-15, Stop Work Order (AUGUST 1989) with ALTERNATE I (APRIL 1984).

SECTION G - CONTRACT ADMINISTRATION DATA

ARTICLE G.1. PROJECT OFFICER

The following Project Officer will represent the Government for the purpose of this contract:

Vicki L. Pierson, Ph.D.
Office of Biodefense Research Affairs
Division of Microbiology and Infectious Diseases
DHHS/NIH/NIAID
Room 5001, MSC 6604
6610 Rockledge Drive
Bethesda, MD 20892-6604

The Project Officer is responsible for:  (1) monitoring the Contractor’s technical progress, including the surveillance and assessment of performance and recommending to the Contracting Officer changes in requirements; (2) interpreting the Statement of Work and any other technical performance requirements; (3) performing technical evaluation as required; (4) performing technical inspections and acceptances required by this contract; and (5) assisting in the resolution of technical problems encountered during performance.

The Contracting Officer is the only person with authority to act as agent of the Government under this contract.  Only the Contracting Officer has authority to:  (1) direct or negotiate any changes in the Statement of Work; (2) modify or extend the period of performance; (3) change the delivery schedule; (4) authorize reimbursement to the Contractor any costs incurred during the performance of this contract; or (5) otherwise change any terms and conditions of this contract.

The Government may unilaterally change its Project Officer designation.

ARTICLE G.2. KEY PERSONNEL

Pursuant to the Key Personnel clause incorporated in Section 1 of this contract, the following individual are considered to be essential to the work being performed hereunder:

Name	Title

Mark Carver, Ph.D.	Principal Investigator

ARTICLE G.3. INVOICE SUBMISSION/CONTRACT FINANCING REQUEST AND CONTRACT FINANCIAL REPORT

a.                                       Invoice/Financing Request Instructions and Contract Financial Reporting for NIH Cost-Reimbursement Type Contracts NIH(RC)-4 are attached and made part of this contract.  The instructions and the following directions for the submission of invoices/financing request must be followed to meet the requirements of a “proper” payment request pursuant to FAR 32.9.

These instructions also provide for the submission of financial and personnel reporting required by HHSAR 342.7002.

Contract No. HHSN2662004000034C

ADB NO. N01-AI-400034

(1)                                  Invoices/financing requests shall be submitted as follows:

(a)                                  To be considered a “proper” invoice in accordance with FAR 32.9, each invoice shall clearly identify the two contract numbers that appear on the face page of the contract as follows:

Contract No. HHSN266200400034C
ADB Contract No. N0l-AI-40034

(b)                                 An original and two copies to the following designated billing office:

Contracting Officer
Contract Management Program
National Institute of Allergy and Infectious Diseases, NIH
6700-B Rockledge Drive, Room 3214, MSC 7612
BETHESDA MD 20892-7612

(2)                                  Inquiries regarding payment of invoices should be directed to the designated billing office, (301) 496-0612.

b.                                      The Contractor shall include the following certification on every invoice for reimbursable costs incurred with Fiscal Year funds subject to the salary rate limitation provisions as specified in ARTICLE H.12. of this contract.  For billing purposes, certified invoices are required for the billing period during which the applicable Fiscal Year Funds were initially charged through the final billing period utilizing the applicable Fiscal Year Funds:

“I hereby certify that the salaries charged in this invoice are in compliance with P.L. 108-199 and ARTICLE H.12. of the above referenced contract.”

ARTICLE G.4. INDIRECT COST RATES

In accordance with Federal Acquisition Regulation (FAR) (48 CFR Chapter 1) Clause 52.216-7(d)(2), Allowable Cost and Payment incorporated by reference in this contract in Part II, Section I, the cognizant Contracting Officer representative responsible for negotiating provisional and/or final indirect cost rates is identified as follows:

Director, Division of Financial Advisory Services
Office of Acquisition Management and Policy
National Institutes of Health
6100 Building, Room 6B05
6100 EXECUTIVE BLVD MSC-7540
BETHESDA MD 20892-7540

These rates are hereby incorporated without further action of the Contracting Officer.

ARTICLE G.5.  GOVERNMENT PROPERTY

a.                                       In addition to the requirements of the clause, GOVERNMENT PROPERTY, incorporated in SECTION I of this contract, the Contractor shall comply with the provisions of DHHS Publication, Contractor’s Guide for Control of Government Property, 1990, which is incorporated into this contract by reference.  Among other issues, this publication provides a summary of the Contractor’s responsibilities regarding purchasing authorizations and inventory and reporting requirements under the contract.  A copy of this publication is available upon request to the Contracts Property Administrator.

Requests for information regarding property under this contract should be directed to the following office:

Division of Personal Property Services, NIH
6011 Building, Suite 637
6011 EXECUTIVE BLVD MSC 7670
BETHESDA MD 20852-7670
(301) 496-6466

Contract No. HHSN2662004000034C

ADB NO. N01-AI-400034

b.                                      Notwithstanding the provisions outlined in the DHHS Publication, Contractor’s Guide for Control of Government Property, 1990 which is incorporated in this contract in paragraph a. above, the contractor shall use the form entitled, “Report of Government Owned, Contractor Held Property” for performing annual inventories required under this contract.  This form is included as an attachment in SECTION J of this contract.

ARTICLE G.6. POST AWARD EVALUATION OF CONTRACTOR PERFORMANCE

a.                                       Contractor Performance Evaluations

Interim and final evaluations of contractor performance will be prepared on this contract in accordance with FAR 42.15.  The final performance evaluation will be prepared at the time of completion of work.  In addition to the final evaluation, an interim evaluation will be prepared mid-point in the contract to coincide with the anniversary date of the contract.

Interim and final evaluations will be provided to the Contractor as soon as practicable after completion of the evaluation.  The Contractor will be permitted thirty days to review the document and to submit additional information or a rebutting statement. If agreement cannot be reached between the parties, the matter will be referred to an individual one level above the Contracting Officer, whose decision will be final.

Copies of the evaluations, contractor responses, and review comments, if any, will be retained as part of the contract file, and may be used to support future award decisions.

b.                                      Electronic Access to Contractor Performance Evaluations

Contractors that have Internet capability may access evaluations through a secure Web site for review and comment by completing the registration form that can be obtained at the following address:

http://ocm.od.nih.gov/cdmp/cps_contractor.htm

The registration process requires the contractor to identify an individual that will serve as a primary contact and who will be authorized access to the evaluation for review and comment.  In addition, the contractor will be required to identify an alternate contact who will be responsible for notifying the cognizant contracting official in the event the primary contact is unavailable to process the evaluation within the required 30-day time frame.

SECTION H - SPECIAL CONTRACT REQUIREMENTS

ARTICLE H.1. REIMBURSEMENT OF COSTS FOR INDEPENDENT RESEARCH AND DEVELOPMENT PROJECTS

The primary purpose of the Public Health Service (PHS) is to support and advance independent research within the scientific community.  PHS has established effective, time tested and well recognized procedures for stimulating and supporting this independent research by selecting from multitudes of applications those research projects most worthy of support within the constraints of its appropriations.  The reimbursement through the indirect cost mechanism of independent research and development costs not incidental to product improvement would circumvent this competitive process.

To ensure that all research and development projects receive similar and equal consideration, all organizations may compete for direct funding of independent research and development projects they consider worthy of support by submitting those projects to the appropriate Public Health Service grant office for review.  Since these projects may

Contract No. HHSN2662004000034C

ADB NO. N01-AI-400034

be submitted for direct funding, the Contractor agrees that no costs for any independent research and development project, including all applicable indirect costs, will be claimed under this contract.

ARTICLE H.2. REQUIRED EDUCATION IN THE PROTECTION OF HUMAN RESEARCH PARTICIPANTS

NIH policy requires education on the protection of human subject participants for all investigators receiving NIH contract awards for research involving human subjects.  For a complete description of the NIH Policy announcement on required education in the protection of human subject participants, the contractor should access the NIH Guide for Grants and Contracts Announcement dated June 5, 2000 at the following website:  http://grants.nih.gov/grants/guide/notice-files/NOT-OD-00-039.htm.  The information below is a summary of the NIH Policy Announcement:

The contractor shall maintain the following information:  (1) a list of the names and titles of the principal investigator and any other individuals working under the contract who are responsible for the design and/or conduct of the research; (2) the title of the education program(s) in the protection of human subjects that has been completed for each named personnel and; (3) a one sentence description of the educational program(s) listed in (2) above.  This requirement extends to investigators and all individuals responsible for the design and/or conduct of the research who are working as subcontractors or consultants under the contract.

Prior to any substitution of the Principal Investigator or any other individuals responsible for the design and/or conduct of the research under the contract, the contractor shall provide the following written information to the Contracting Officer:  the title of the education program and a one sentence description of the program that has been completed by the replacement.

ARTICLE H.3. DATA AND SAFETY MONITORING IN CLINICAL TRIALS

The contractor is directed to the full text of the NIH Policy regarding Data and Safety Monitoring and Reporting of Adverse Events, which may be found at the following web sites:

http://grants.nih.gov/grants/guide/notice-files/not98-084.html
http://grants.nih.gov/grants/guide/notice-files/not99-107.html
http://grants.nih.gov/grants/guide/notice-files/NOT-OD-00-038.html

The contractor must comply with the NIH Policy cited in these NIH Announcements and any other data and safety monitoring requirements found elsewhere in this contract.

Data and Safety Monitoring shall be performed in accordance with the approved Data and Safety Monitoring Plan.

The Data and Safety Monitoring Plan shall be established and approved prior to beginning the conduct of the clinical trial.

ARTICLE H.4. HUMAN MATERIALS (ASSURANCE OF OHRP COMPLIANCE)

The acquisition and supply of all human specimen material (including fetal material) used under this contract shall be obtained by the Contractor in full compliance with applicable State and Local laws and the provisions of the Uniform Anatomical Gift Act in the United States, and no undue inducements, monetary or otherwise, will be offered to any person to influence their donation of human material.

The Contractor shall provide written documentation that all human materials obtained as a result of research involving human subjects conducted under this contract, by collaborating sites, or by subcontractors identified under this contract, were obtained with prior approval by the Office for Human Research Protections (OHRP) of an Assurance to comply with the requirements of 45 CFR 46 to protect human research subjects.  This restriction applies to all collaborating sites without OHRP-approved Assurances, whether domestic or foreign, and compliance must be ensured by the Contractor.

Contract No. HHSN2662004000034C

ADB NO. N01-AI-400034

Provision by the Contractor to the Contracting Officer of a properly completed “Protection of Human Subjects Assurance Identification/IRB Certification/Declaration of Exemption”, Form OMB No. 0990-0263 (formerly Optional Form 310), certifying IRB review and approval of the protocol from which the human materials were obtained constitutes the written documentation required.  The human subject certification can be met by submission of a self designated form, provided that it contains the information required by the “Protection of Human Subjects Assurance Identification/IRB Certification/Declaration of Exemption”, Form OMB No.  0990-0263 (formerly Optional Form 310)

ARTICLE H.5. CONTINUED BAN ON FUNDING OF HUMAN EMBRYO RESEARCH

a.

Pursuant to Public Law(s) cited in paragraph b., below, NIH is prohibited from using appropriated funds to support human embryo research.  Contract funds may not be used for (1) the creation of a human embryo or embryos for research purposes; or (2) research in which a human embryo or embryos are destroyed, discarded, or knowingly subjected to risk of injury or death greater than that allowed for research on fetuses in utero under 45 CFR 46.208(a)(2) and Section 498(b) of the Public Health Service Act (42 U.S.C. 289g(b)). The term “human embryo or embryos” includes any organism, not protected as a human subject under 45 CFR 46 as of the date of the enactment of this Act, that is derived by fertilization, parthenogenesis, cloning, or any other means from one or more human gametes or human diploid cells.

Additionally, in accordance with a March 4, 1997 Presidential Memorandum, Federal funds may not be used for cloning of human beings.

b.

Public Law and Section No.

Fiscal Year

Period Covered

P.L. 108-199, Title V-General Provisions, Section 510	2004	10/l/03 - 9/30/04

ARTICLE H.6. NEEDLE EXCHANGE

a.

Pursuant to Public Law(s) cited in paragraph b., below, contract funds shall not be used to carry out any program of distributing sterile needles or syringes for the hypodermic injection of any illegal drug.

b.

Public Law and Section No.

Fiscal Year

Period Covered

P.L. 108-199. Title V-General Provisions, Section 505	2004	10/1/03 - 9/30/04

ARTICLE H.7. PRIVACY ACT

This procurement action requires the Contractor to do one or more of the following:  design, develop, or operate a system of records on individuals to accomplish an agency function in accordance with the Privacy Act of 1974, Public Law 93-579, December 31, 1974 (5 USC 552a) and applicable agency regulations.  Violation of the Act may involve the imposition of criminal penalties.

The Privacy Act System of Records applicable to this project is Number 09-25-0200.  This document is incorporated into this contract as Attachment 4.

ARTICLE H.8. ANIMAL WELFARE

All research involving live, vertebrate animals shall be conducted in accordance with the Public Health Service Policy on Humane Care and Use of Laboratory Animals.  This policy may be accessed at http://grants1.nih.gov/grants/olaw/references/phspol.htm

ARTICLE H.9. RESTRICTION FROM USE OF LIVE VERTEBRATE ANIMALS

UNDER GOVERNING POLICY, FEDERAL FUNDS ADMINISTERED BY THE PUBLIC HEALTH SERVICE (PHS) SHALL NOT BE EXPENDED FOR RESEARCH INVOLVING LIVE VERTEBRATE ANIMALS

Contract No. HHSN2662004000034C

ADB NO. N01-AI-400034

WITHOUT PRIOR APPROVAL BY THE OFFICE FOR LABORATORY ANIMAL WELFARE (OLAW), OF AN ASSURANCE TO COMPLY WITH THE PHS POLICY ON HUMANE CARE AND USE OF LABORATORY ANIMALS.  THIS RESTRICTION APPLIES TO ALL PERFORMANCE SITES WITHOUT OLAW-APPROVED ASSURANCES, WHETHER DOMESTIC OR FOREIGN.

ARTICLE H.10. OPTION PROVISION

Unless the Government exercises its option pursuant to the Option Clause set forth in ARTICLE I.3., the contract will consist only of Part A of the Statement of Work as defined in Sections C and F of the contract.  Pursuant to clause 52.217-9 set forth in ARTICLE I.3. of this contract, the Government may, by unilateral contract modification, require the Contractor to perform Part B of the Statement of Work as also defined in Sections C and F of the contract.  If the Government exercises this option, notice must be given at least 60 days prior to the expiration date of this contract, and the estimated cost plus fixed fee of the contract will be increased as set forth in ARTICLE B.2.

ARTICLE H.11. SALARY RATE LIMITATION LEGISLATION PROVISIONS

a.

Pursuant to Public Law(s) cited in paragraph b., below, no NIH Fiscal Year funds may be used to pay the direct salary of an individual through this contract at a rate in excess of applicable amount shown for the fiscal year covered.  Direct salary is exclusive of fringe benefits, overhead, and general and administrative expenses (also referred to as “indirect cost” or “facilities and administrative (F&A) costs”).  Direct salary has the same meaning as the term “institutional base salary.” An individual’s direct salary (or institutional base salary) is the annual compensation that the contractor pays for an individual’s appointment whether that individual’s time is spent on research, teaching, patient care or other activities.  Direct salary (or institutional base salary) excludes any income that an individual may be permitted to earn outside of duties to the contractor.  The per year salary rate limit also applies to individuals proposed under subcontracts.  It does not apply to fees paid to consultants.  If this is a multiple year contract, it may be subject to unilateral modifications by the Government if an individual’s salary rate exceeds any salary rate ceiling established in future HHS appropriation acts.

b.

Public Law No.

Fiscal Year

Dollar Amount of Salary Limitation*

P.L. 108-199 Title II, General Provisions, Section 204	2004	Executive Level I

c.

Direct eateries which will be paid with FY-04 funds are limited to the Executive Level I rate which was in effect on the date(s) the expense was incurred.

*For contract expenditures using FY-04 funds, the Executive Level I rate for the period 10/1/03 - 12/31/03 is $171,900.  Effective 1/1/04, for contract expenditures using FY-04 funds, the Executive Level I rate is $175,700 and will remain at that level until such time as it is determined to raise the Executive Schedule annual rates.  See the web site listed below for Executive Schedule rates of pay.

LINK to EXECUTIVE LEVEL SALARIES:  http://www.opm.gov/oca/PAYRATES/index.htm

(Click on “Executive Schedule” for the current Fiscal Year’s salary rate or scroll dawn to the “General Schedule Salary Tables from Previous Years” to locate the Executive Level salary rates from previous years.)

ARTICLE H.12. PUBLICATION AND PUBLICITY

The contractor shall acknowledge the support of the National Institutes of Health whenever publicizing the work under this contract in any media by including an acknowledgment substantially as follows:

“This project has been funded in whole or in part with Federal funds from the National Cancer Institute, National Institutes of Health, Department of Health and Human Services, under Contract No. HHSN266200400034C.”

Contract No. HHSN2662004000034C

ADB NO. N01-AI-400034

ARTICLE H.13. PRESS RELEASES

a.

Pursuant to Public Law(s) cited in paragraph b., below, the contractor shall clearly state, when issuing statements, press releases, requests for proposals, bid solicitations and other documents describing projects or programs funded in whole or in part with Federal money:  (l) the percentage of the total costs of the program or project which will be financed with Federal money; (2) the dollar amount of Federal funds for the project or program; and (3) the percentage and dollar amount of the total costs of the project or program that will be financed by nongovernmental sources.

b.

Public Law and Section No.

Fiscal Year

Period Covered

P.L. 108-199, Title V-General Provisions, Section 507	2004	10/1/03 - 9/30/04

ARTICLE H.14. REPORTING MATTERS INVOLVING FRAUD, WASTE AND ABUSE

Anyone who becomes aware of the existence or apparent existence of fraud, waste and abuse in NIH funded programs is encouraged to report such matters to the HHS Inspector General’s Office in writing or on the Inspector General’s Hotline.  The toll free number is 1-800-HHS-TIPS (1-800-447-8477).  All telephone calls will be handled confidentially.  The e-mail address is Htips@os.dhhs.gov and the mailing address is:

Office of Inspector General
Department of Health and Human Services
TIPS HOTLINE
P.O. Box 23489
Washington, D.C.  20026

ARTICLE H.15. ANTI -LOBBYING

a.

Pursuant to Public Law(s) cited in paragraph c., below, contract funds shall only be used for normal and recognized executive-legislative relationships.  Contract funds shall not be used, for publicity or propaganda purposes; or for the preparation, distribution, or use of any kit, pamphlet, booklet, publication, radio, television, or video presentation designed to support or defeat legislation pending before the Congress or any Stale legislature, except in presentation to the Congress or any State legislature itself.

b.

Contract funds shall not be used to pay salary or expenses of the contractor or any agent acting for the contractor, related to any activity designed to influence legislation or appropriations pending before the Congress or any State legislature.

c.

Public Law and Section No.

Fiscal Year

Period Covered

for a., above: P.L. 108-199, Title V- General Provisions, Section 503a	2004	10/1/03 - 9/30104

for b., above: P.L. 108-199, Title V- General Provisions, Section 503b	2004	10/1/03 - 9/30/04

ARTICLE H.16. OBTAINING AND DISSEMINATING BIOMEDICAL RESEARCH RESOURCES

Unique research resources arising from NIH-funded research are to be shared with the scientific research community.  NIH provides guidance, entitled, “Sharing Biomedical Research Resources:  Principles and Guidelines for Recipients of NIH Research Grants and Contracts,” (Federal Register Notice, December 23, 1999 [64 FR 72090]), concerning the appropriate terms for disseminating and acquiring these research resources.  This guidance, found at: http://ott.od.nih.gov/NewPages/64FR72090.pdf  is intended to help contractors ensure that the conditions they impose and accept on the transfer of research tools will facilitate further biomedical research, consistent with the requirements of the Bayh-Dole Act and NIH funding policy.

Contract No. HHSN2662004000034C

ADB NO. N01-AI-400034

Note:  For the purposes of this Article, the terms, “research tools” “research materials,” and “research resources” are used interchangeably and have the same meaning.

ARTICLE H.17. SHARING RESEARCH DATA

The contractor’s data sharing plan, dated June 4, 2004 is hereby incorporated by reference.  The contractor agrees to adhere to its plan and shall request prior approval of the Contracting Officer for any changes in its plan.

The NIH endorses the sharing of final research data to expedite the translation of research results into knowledge, products, and procedures to improve human health.  This contract is expected to generate research data that must be shared with the public and other researchers.  NIH’s data sharing policy may be found at the following Web site:

http://grants.nih.gov/grants/guide/notice-files/NOT-OD-03-032.html

NIH recognizes that data sharing may be complicated or limited, in some cases, by institutional policies, local IRB rules, as well as local, state and Federal laws and regulations, including the Privacy Rule (see HHS-published documentation on the Privacy Rule at http://www.hhs.gov/ocr/).  The rights and privacy of people who participate in NIH-funded research must be protected at all times; thus, data intended for broader use should be free of identifiers that would permit linkages to individual research participants and variables that could lead to deductive disclosure of the identity of individual subjects.

ARTICLE H.18. POSSESSION USE AND TRANSFER OF SELECT BIOLOGICAL AGENTS OR TOXINS

Work involving select biological agents or toxins shall not be conducted under this contract until the contractor and any affected subcontractor(s) are granted a certificate of registration or are authorized to work with the applicable agents.

For prime or subcontract awards to domestic institutions who possess, use, and/or transfer Select Agents under this contract, the institution must complete registration with the Centers for Disease Control and Prevention (CDC), Department of Health and Human Services (DHHS) or the Animal and Plant Health Inspection Services (APHIS), U.S. Department of Agriculture (USDA), as applicable, before using NIH funds for research involving Select Agents.  No NIH funds can be used for research involving Select Agents if the final registration certificate is denied.

For prime or subcontract awards to foreign institutions who possess, use, and/or transfer Select Agents under this contract, the institution must provide information satisfactory to the NIH that a process equivalent to that described in 42 CFR 73 (http://www.cdc.gov/od/sap/docs/42cfr73.pdf) for U.S. institutions is in place and will be administered on behalf of all Select Agent work sponsored by these funds before using these funds for any work directly involving the Select Agents.  The contractor must provide information addressing the following key elements appropriate for the foreign institution:  safety, security, training, procedures for ensuring that only approved/appropriate individuals have access to the Select Agents, and any applicable laws, regulations and policies equivalent to 42 CFR 73.  An NIAID-chaired committee of U.S. federal employees (including representatives of NIH grants/contracts and scientific program management, CDC, Department of Justice and other federal intelligence agencies, and Department of State) will assess the policies and procedures for comparability to the U.S. requirements described in 42 CFR Part 73.  When requested by the contracting officer, the contractor should provide key information delineating any laws, regulations, policies, and procedures applicable to the foreign institution for the safe and secure possession, use, and transfer of Select Agents.  This includes concise summaries of safety, security, and training plans, and applicable laws, regulations, and policies.  For the purpose of security risk assessments, the contractor must provide the names of all individuals at the foreign institution who will have access to the Select Agents and procedures for ensuring that only approved and appropriate individuals have access to Select Agents under the contract.

Listings of HHS select agents and toxins, biologic agents and toxins, and overlap agents or toxins as well as information about the registration process, can be obtained on the Select Agent Program Web site at http://www.cdc.gov/od/gap/

Contract No. HHSN2662004000034C

ADB NO. N01-AI-400034

ARTICLE H.19. PROHIBITION ON CONTRACTOR INVOLVEMENT WITH TERRORIST ACTIVITIES

The contractor acknowledges that U.S. Executive Orders and Laws, including but not limited to E.O. 13224 and P.L. 107-56, prohibit transactions with, and the provision of resources and support to, individuals and organizations associated with terrorism.  It is the legal responsibility of the contractor to ensure compliance with these Executive Orders and Laws.  This clause must be included in all subcontracts issued under this contract.

Contract No. HHSN2662004000034C

ADB NO. N01-AI-400034

PART II - CONTRACT CLAUSES

SECTION I - CONTRACT CLAUSES

ARTICLE I.1. GENERAL CLAUSES FOR A COST-REIMBURSEMENT RESEARCH AND DEVELOPMENT CONTRACT - FAR 52.252-2, CLAUSES INCORPORATED BY REFERENCE (FEBRUARY 1998)

This contract incorporates the following clauses by reference, with the same force and effect as if they were given in full text.  Upon request, the Contracting Officer will make their full text available.  Also, the full text of a clause may be accessed electronically at this address:  http://www.arnet.gov/far/.

a.                                       FEDERAL ACQUISITION REGULATION (FAR) (48 CFR CHAPTER 1) CLAUSES:

FAR CLAUSE NO.	DATE	TITLE

52.202-l	Jul 2004	Definitions
52.203-3	Apr 1984	Gratuities (Over $100,000)
52.203-5	Apr 1984	Covenant Against Contingent Fees (Over $100,000)
52.203-6	Jul 1995	Restrictions on Subcontractor Sales to the Government (Over $100,000)
52.203-7	Jul 1995	Anti-Kickback Procedures (Over $100,000)
52.203-8	Jan 1997	Cancellation, Rescission, and Recovery of Funds for Illegal or Improper Activity (Over $100,000)
52.203-10	Jan 1997	Price or Fee Adjustment for Illegal or Improper Activity (Over $100,000)
52.203-12	Jun 2003	Limitation on Payments to Influence Certain Federal Transactions (Over $100,000)
52.204-4	Aug 2000	Printed or Copied Double-Sided on Recycled Paper (Over $100,000)
52.204-7	Oct 2003	Central Contractor Registration
52.209-6	Jul 1995	Protecting the Government’s Interests When Subcontracting With Contractors Debarred, Suspended, or Proposed for Debarment (Over $25,000)
52.215-2	Jun 1999	Audit and Records - Negotiation (Over $100,000)
52.215-8	Oct 1997	Order of Precedence - Uniform Contract Format
52.215-10	Oct 1997	Price Reduction for Defective Cost or Pricing Data
52.215-12	Oct 1997	Subcontractor Cost or Pricing Data (Over $500,000)
52.215-14	Oct 1997	Integrity of Unit Prices (Over $100,000)
52.215-15	Jan 2004	Pension Adjustments and Asset Reversions
52.215-18	Oct 1997	Reversion or Adjustment of Plans for Post-Retirement Benefits (PRB) other than Pensions
52.215-19	Oct 1997	Notification of Ownership Changes
52.215-21	Oct 1997	Requirements for Cost or Pricing Data or Information Other Than Cost or Pricing Data — Modifications
52.216-7	Dec 2002	Allowable Cost and Payment
52.216-8	Mar 1997	Fixed Fee
52.219-8	May 2004	Utilization of Small Business Concerns (Over $100,000)
52.219-9	Jan 2002	Small Business Subcontracting Plan (Over $500,000)
52.219-16	Jan 1999	Liquidated Damages - Subcontracting Plan (Over $500,000)
52.222-2	Jul 1990	Payment for Overtime Premium (Over $100,000) (Note: The dollar amount in paragraph (a) of this clause is $0 unless otherwise specified in the contract.)
52.222-3	Jun 2003	Convict Labor
52.222-26	Apr 2002	Equal Opportunity
52.222-35	Dec 2001	Equal Opportunity for Special Disabled Veterans, Veterans of the Vietnam Era, and Other Eligible Veterans
52.222-36	Jun 1998	Affirmative Action for Workers with Disabilities

Contract No. HHSN2662004000034C

ADB NO. N01-AI-400034

52.222-37	Dec 2001	Employment Reports on Special Disabled Veterans, Veterans of the Vietnam Era, and Other Eligible Veterans
52.223-6	May 2001	Drug-Free Workplace
52.223-14	Aug 2003	Toxic Chemical Release Reporting (Over $100,000)
52.225-l	Jun 2003	Buy American Act - Supplies
52.225-13	Dec 2003	Restrictions on Certain Foreign Purchases
52.227-l	Jul 1995	Authorization and Consent, Alternate I (Apr 1984)
52.227-2	Aug 1996	Notice and Assistance Regarding Patent and Copyright Infringement (Over $100,000)
52.227-11	Jun 1997

Patent Rights - Retention by the Contractor (Short Form) (Note: In accordance with FAR 27.303(a)(2), paragraph (f) is modified to include the requirements in FAR 27.303(a)(2)(i) through (iv). The frequency of reporting in (i) is annual.

52.227-14	Jun 1987	Rights in Data - General
52.232-9	Apr 1984	Limitation on Withholding of Payments
52.232-17	Jun 1996	Interest (Over $100,000)
52.232-20	Apr 1984	Limitation of Cost
52.232-23	Jan 1986	Assignment of Claims
52.232-25	Oct 2003	Prompt Payment, Alternate I (Feb 2002)
52.232-33	Oct 2003	Payment by Electronic Funds Transfer—Central Contractor Registration
52.233-l	Jul 2002	Disputes
52.233-3	Aug 1996	Protest After Award, Alternate I (Jun 1985)
52.242-1	Apr 1984	Notice of Intent to Disallow Costs
52.242-3	May 2001	Penalties for Unallowable Costs (Over $500,000)
52.242-4	Jan 1997	Certification of Final Indirect Costs
52.242-13	Jul 1995	Bankruptcy (Over $100,000)
52.243-2	Aug 1987	Changes - Cost Reimbursement, Alternate V (Apr 1984)
52.244-2	Aug 1998	Subcontracts, Alternate II (Aug 1998) *lf written consent to subcontract is required, the identified subcontracts are listed in ARTICLE B, Advance Understandings.
52.244-5	Dec 1996	Competition in Subcontracting (Over $100,000)
52.245-5	May 2004	Government Property (Cost-Reimbursement, Time and Material, or Labor-Hour Contract)
52.246-23	Feb 1997	Limitation of Liability (Over $100,000)
52.249-6	Sep 1996	Termination (Cost-Reimbursement)
52.249-14	Apr 1984	Excusable Delays
52.253-1	Jan 1991	Computer Generated Forms

b.                                      DEPARTMENT OF HEALTH AND HUMAN SERVICES ACQUISITION REGULATION (HHSAR) (48 CFR CHAPTER 3) CLAUSES:

HHSAR CLAUSE NO.	DATE	TITLE

352.202-1	Jan 2001	Definitions - with Alternate paragraph (h) (Jan 2001)
352.216-72	Oct 1990	Additional Cost Principles
352.228-7	Dec 1991	Insurance - Liability to Third Persons
352.232-9	Apr 1984	Withholding of Contract Payments
352.233-70	Apr 1984	Litigation and Claims
352.242-71	Apr 1984	Final Decisions on Audit Findings
352.270-5	Apr 1984	Key Personnel
352.270-6	Jul 1991	Publications and Publicity
352.270-7	Jan 2001	Paperwork Reduction Act

[End of GENERAL CLAUSES FOR A COST-REIMBURSEMENT RESEARCH AND DEVELOPMENT CONTRACT - Rev. 07/2004].

Contract No. HHSN2662004000034C

ADB NO. N01-AI-400034

ARTICLE I.2. AUTHORIZED SUBSTITUTION OF CLAUSES

ARTICLE 1.l. of this SECTION is hereby modified as follows:

None.

ARTICLE I.3. ADDITIONAL CONTRACT CLAUSES

This contract incorporates the following clauses by reference, with the same force and effect, as if they were given in full text.  Upon request, the contracting officer will make their full text available.

a.                                       FEDERAL ACQUISITION REGULATION (FAR) (48 CFR CHAPTER 1) CLAUSES

(1)                                  FAR 52.215-17, Waiver of Facilities Capital Cost of Money (OCTOBER 1997).

(2)                                  FAR 52.217-8, Option to Extend Services (NOVEMBER 1999).

“…The Contracting Officer may exercise the option by written notice to the Contractor within at least 30 days before the contract expires?’

(3)                                  FAR 52.219-4, Notice of Price Evaluation Preference for HUBZone Small Business Concerns (JANUARY 1999).

“(c) Waiver of evaluation preference….

      [  ] Offeror elects to waive the evaluation preference.”

(4)                                  ALTERNATE I (OCTOBER 1998), FAR Clause 52.219-23, Notice of Price Evaluation Adjustment for Small Disadvantaged Business Concerns (OCTOBER 1999).

(5)                                  FAR 52.224-l, Privacy Act Notification (APRIL 1984).

(6)                                  FAR 52.224-2, Privacy Act (APRIL 1984).

(7)                                  FAR 52.229-8, Taxes-Foreign Cost-Reimbursement Contracts (MARCH 1990).

(8)                                  FAR 52.229-9, Taxes-Cost-Reimbursement Contracts with Foreign Governments (MARCH 1990).

(9)                                  FAR 52.242-3, Penalties for Unallowable Costs (MAY 2001).

(10)                            FAR 52.247-63, Preference for U.S. Flag Air Carriers (JUNE 2003).

b.                                      DEPARTMENT OF HEALTH AND HUMAN SERVICES ACQUISITION REGULATION (HHSAR) (48 CHAPTER 3) CLAUSES:

(1)                                  HHSAR 352.223-70, Safety and Health (JANUARY 2001).  [This clause is provided in full text in SECTION J - ATTACHMENTS.]

(2)                                  HHSAR 352.270-8, Protection of Human Subjects (JANUARY 2001).

Note:  The Office for Human Research Protections (OHRP), Office of the Secretary (OS), Department of Health and Human Services (DHHS) is the office responsible for oversight of the

Contract No. HHSN2662004000034C

ADB NO. N01-AI-400034

Protection of Human subjects and should replace office for Protection from Research Risks (OPRR), National Institutes of Health (NIH) wherever it appears in this clause.

(3)                                  HHSARS 352.270-9, Care of Live Vertebrate Animals (JANUARY 2001).

c.                                       NATIONAL INSTITUTES OF HEALTH (NIH) RESEARCH CONTRACTING (RC) CLAUSES:

The following clauses are attached and made a part of this contract:

(1)                                  NIH(RC)-7, Procurement of Certain Equipment (APRIL 1984) (OMB Bulletin 81-16).

(2)                                  NIH(RC)- 11, Research Patient Care Costs (4/l/84).

ARTICLE I.4. ADDITIONAL FAR CONTRACT CLAUSES INCLUDED IN FULL TEXT

This contract incorporates the following clauses in full text.

FEDERAL ACQUISITION REGULATION (FAR)(48 CFR CHAPTER 1) CLAUSES:

a.                                       FAR Clause 52.244-6, SUBCONTRACTS FOR COMMERCIAL ITEMS (JULY 2004)

(a)                                  Definitions.  As used in this clause-

Commercial item, has the meaning contained in Federal Acquisition Regulation 52.201-1, Definitions.

Subcontract, includes a transfer of commercial item between divisions, subsidiaries, or affiliates of the Contractor or subcontractor at any tier.

(b)                                 To the maximum extent practicable, the Contractor shall incorporate, and require its subcontractors at all tiers to incorporate, commercial items or nondevelopmental items as components of items to be supplied under this contract.

(c)                                  (1)                                  The Contractor shall insert the following clauses in subcontracts for commercial items:

(i)            52.219-8, Utilization of Small Business Concerns (MAY 2004) (15 U.S.C. 637(d)(2) and (3)), in all subcontracts that offer further subcontracting opportunities. If the subcontract (except subcontracts to small business concerns) exceeds $500,000 ($1,000,000 for construction of any public facility), the subcontractor must include 52.219-8 in lower tier subcontracts that offer subcontracting opportunities.

(ii)           52.222-26, Equal Opportunity (APR 2002) (E.O. 11246).

(iii)          52.222-35, Equal Opportunity for Special Disabled Veterans, Veterans of the Vietnam Era, and Other Eligible Veterans (DEC 2001) (38 U.S.C. 4212(a)).

(iv)          52.222-36, Affirmative Action for Workers with Disabilities (JUN 1998) (29 U.S.C. 793).

(v)           52.247-64, Preference for Privately Owned U.S.-Flag Commercial Vessels (APR 2003) (46 U.S.C. Appx 1241 and 10 U.S.C. 2631) (flow down required in accordance with paragraph (d) of FAR clause 52.247-64).

(2)           While not required, the Contractor may flow down to subcontracts for commercial items a minimal number of additional clauses necessary to satisfy its contractual obligations.

(d.)          The Contractor shall include the terms of this clause, including this paragraph (d), in subcontracts awarded under this contract.

Contract No. HHSN2662004000034C

ADB NO. N01-AI-400034

PART III

SECTION J - LIST OF ATTACHMENTS

The following documents are attached and incorporated in this contract:

1.                                       Statement of Work, September 30, 2004, 2 pages.

2.                                       Invoice/Financing Request and Contract Financial Reporting Instructions for NIH Cost-Reimbursement Type Contracts, NIH(RC)-4, (5/97), 5 pages.

3.                                       Inclusion Enrollment Report, 5/01 (Modified OAMP:  10/01), 1 page.

4.                                       Privacy Act System of Records, Number 09-25-0200, as cited in the Federal Register Notice issued in Volume 62, Number 66, pages 16596-16602, dated April 7, 1997, 9 pages.

5.                                       Safety and Health, HHSAR Clause 352.223-70, (l/01), 1 page.

6.                                       Procurement of Certain Equipment, NIH(RC)-7, 4/1/84, 1 page.

7.                                       Research Patient Care Costs, NIH(RC)-11, 4/1/84, 1 page.

8.                                       Report of Government Owned, Contractor Held Property, 1 page.

Contract No. HHSN2662004000034C

ADB NO. N01-AI-400034

STATEMENT OF WORK

[***]

Statement of Work	ATTACHMENT 1
(9/30/04)	Page 1

Contract No. HHSN2662004000034C

ADB NO. N01-AI-400034

STATEMENT OF WORK

[***]

Statement of Work	ATTACHMENT 1
(9/30/04)	Page 2

Contract No. HHSN2662004000034C

ADB NO. N01-AI-400034

INVOICE/FINANCING REQUEST AND CONTRACT FINANCIAL REPORTING INSTRUCTIONS FOR NIH
COST-REIMBURSEMENT CONTRACTS, NIH(RC)-4

General:  The contractor shall submit claims for reimbursement in the manner and format described herein and as illustrated in the sample invoice/financing request.

Format:  Standard Form 1034, “Public Voucher for Purchases and Services Other Than Personal,” and Standard Form 1035, “Public Voucher for Purchases and Services Other Than Personal—Continuation Sheet,” or reproduced copies of such forms marked ORIGINAL should be used to submit claims for reimbursement.  In lieu of SF-1034 and SF-1035, claims may be submitted on the payee’s letter-head or self-designed form provided that it contains the information shown on the sample invoice/financing request.

Number of Copies:  As indicated in the Invoice Submission Clause in the contract.

Frequency:  Invoices/financing requests submitted in accordance with the Payment Clause shall be submitted monthly unless otherwise authorized by the contracting officer.

Cost Incurrence Period:  Costs incurred must be within the contract performance period or covered by precontract cost provisions.

Billing of Costs Incurred:  If billed costs include:  (1) costs of a prior billing period, but not previously billed; or (2) costs incurred during the contract period and claimed after the contract period has expired, the amount and month(s) in which such costs were incurred shall be cited.

Contractor’s Fiscal Year:  Invoices/financing requests shall be prepared in such a manner that costs claimed can be identified with the contractor’s fiscal year.

Currency:  All NIH contracts are expressed in United States dollars.  When payments are made in a currency other than United States dollars, billings on the contract shall be expressed, and payment by the United States Government shall be made, in that other currency at amounts coincident with actual costs incurred.  Currency fluctuations may not be a basis of gain or loss to the contractor.  Notwithstanding the above, the total of all invoices paid under this contract may not exceed the United States dollars authorized.

Costs Requiring Prior Approval:  Costs requiring the contracting officer’s approval, which are not set forth in an Advance Understanding in the contract shall be so identified and reference the Contracting Officer’s Authorization (COA) Number.  In addition, any cost set forth in an Advance Understanding shall be shown as a separate line item on the request.

Invoice/Financing Request identification:  Each invoice/financing request shall be identified as either:

(a)                                  Interim Invoice/Contract Financing Request — These are interim payment requests submitted during the contract performance period.

(b)                                 Completion Invoice — The completion invoice is submitted promptly upon completion of the work; but no later than one year from the contract completion date, or within 120 days after settlement of the final indirect cost rates covering the year in which this contract is physically complete (whichever date is later).  The completion invoice should be submitted when all costs have been assigned to the contract and all performance provisions have been completed.

(c)                                  Final Invoice — A final invoice may be required after the amounts owed have been settled between the Government and the contractor (e.g., resolution of all suspensions and audit exceptions).

NIH(RC)-4	ATTACHMENT 2
Rev. 11/2003	Page 1

Contract No. HHSN2662004000034C

ADB NO. N01-AI-400034

Preparation and Itemization of the Invoice/Financing Request:  The contractor shall furnish the information set forth in the explanatory notes below.  These notes are keyed to the entries on the sample invoice/financing request.

(a)                                  Designated Billing Office Name and Address — Enter the designated billing office and address, identified in the Invoice Submission Clause of the contract, on all copies of the invoice/financing request.

(b)                                 Invoice/Financing Request Number — Insert the appropriate serial number of the invoice/financing request

(c)                                  Date Invoice/Financing Request Prepared — Insert the date the invoice/financing request is prepared.

(d)                                 Contract Number, ADB Number and Date — Insert both the contract number and the ADB number (which appears in the upper left hand corner of the face page of the contract), and the effective date of the contract.

(e)                                  Payee’s Name and Address — Show the contractor’s name (as it appears in the contract), correct address, and the title and phone number of the responsible official to whom payment is to be sent.  When an approved assignment has been made by the contractor, or a different payee has been designated, then insert the name and address of the payee instead of the contractor.

(f)                                    Total Estimated Cost of Contract — Insert the total estimated cost of the contract, exclusive of fixed-fee.  For incrementally funded contracts, enter the amount currently obligated and available for payment.

(g)                                 Total Fixed-Fee — Insert the total fixed-fee (where applicable).  For incrementally funded contracts, enter the amount currently obligated and available for payment.

(h)                                 Billing Period — Insert the beginning and ending dates (month, day, and year) of the period in which costs were incurred and for which reimbursement is claimed.

(i)                                     Incurred Cost — Current - Insert the amount billed for the major cost elements, adjustments, and adjusted amounts for the current period.

(j)                                     Incurred Cost — Cumulative - Insert the cumulative amounts billed for the major cost elements and adjusted amounts claimed during this contract.

(k)                                  Direct Costs — Insert the major cost elements.  For each element, consider the application of the paragraph entitled “Costs Requiring Prior Approval” on page 1 of these instructions.

(1)           Direct Labor — Include salaries and wages paid (or accrued) for direct performance of the contract.  For Key Personnel, list each employee on a separate line.  List other employees as one amount unless otherwise required by the contract.

(2)           Fringe Benefits — List any fringe benefits applicable to direct labor and billed as a direct cost.  Fringe benefits included in indirect costs should not be identified here.

(3)           Accountable Personal Property — Include permanent research equipment and general purpose equipment having a unit acquisition cost of $1,000 or more and having an expected service life of more than two years, and sensitive property regardless of cost (see the DHHS Contractor’s Guide for Control of Government Property).  Show permanent research equipment separate from general purpose equipment.  Prepare and attach the NIH Form entitled, “Report of Government Owned, Contractor Held Property,” in accordance with the following instructions:

NIH(RC)-4	ATTACHMENT 2
Rev. 11/2003	Page 2

Contract No. HHSN2662004000034C

ADB NO. N01-AI-400034

List each item for which reimbursement is requested.  A reference shall be made to the following (as applicable):

•                                          The item number for the specific piece of equipment listed in the Property Schedule.

•                                          The Contracting Officer’s Authorization letter and number, if the equipment is not covered by the Property Schedule.

•                                          An asterisk (*) shall precede the item if the equipment is below the approval level.

(4)                                  Materials and Supplies — Include equipment with unit costs of less than $1,000 or an expected service life of two years or less, and consumable material and supplies regardless of amount.

(5)                                  Premium Pay — List remuneration in excess of the basic hourly rate.

(6)                                  Consultant Fee — List fees paid to consultants.  Identify consultant by name or category as set forth in the contract’s Advance Understanding or in the COA letter, as well as the effort (i.e., number of hours, days, etc.) and rate being billed.

(7)                                  Travel — Include domestic and foreign travel.  Foreign travel is travel outside of Canada, the United States and its territories and possessions.  However, for an organization located outside Canada, the United States and its territories and possessions, foreign travel means travel outside that country. Foreign travel must be billed separately front domestic travel.

(8)                                  Subcontract Costs — List subcontractor(s) by name and amount billed.

(9)                                  Other — List all other direct costs in total unless exceeding $1,000 in amount.  If over $1,000, list cost elements and dollar amounts separately.  If the contract contains restrictions on any cost element, that cost element must be listed separately.

(l)                                     Cost of Money (COM) — Cite the COM factor and base in effect during the time the cost was incurred and for which reimbursement is claimed.

(m)                               Indirect Costs-Overhead — Identify the cost base, indirect cost rate, and amount billed for each indirect cost category.

(n)                                 Fixed-Fee Earned — Cite the formula or method of computation for the fixed-fee (if any).  The fixed-fee must be claimed as provided for by the contract.

(o)                                 Total Amounts Claimed — Insert the total amounts claimed for the current and cumulative periods.

(p)                                 Adjustments — Include amounts conceded by the contractor, outstanding suspensions, and/or disapprovals subject to appeal.

(q)                                 Grand Totals

The contracting officer may require the contractor to submit detailed support for costs claimed on one or more interim invoices/financing requests.

NIH(RC)-4	ATTACHMENT 2
Rev. 11/2003	Page 3

Contract No. HHSN2662004000034C

ADB NO. N01-AI-400034

FINANCIAL REPORTING INSTRUCTIONS:

These instructions arc keyed to the Columns on the sample invoice/financing request.

Column A—Expenditure Category - Enter the expenditure categories required by the contract.

Column B—Cumulative Percentage of Effort/Hrs.-Negotiated - Enter the percentage of effort or number of hours agreed to doing contract negotiations for each employee or labor category listed in Column A.

Column C—Cumulative Percentage of Effort/Hrs.-Actual - Enter the percentage of effort or number of hours worked by each employee or labor category listed in Column A.

Column D—Incurred Coat-Current - Enter the costs, which were incurred during the current period.

Column E—Incurred Cost-Cumulative - Enter the cumulative cost to date.

Column F—Cost at Completion - Enter data only when the contractor estimates that a particular expenditure category will vary from the amount negotiated.  Realistic estimates are essential.

Column G—Contract Amount - Enter the costs agreed to during contract negotiations for all expenditure categories listed in Column A.

Column H—Variance (Over or Under) - Show the difference between the estimated costs at completion (Column F) and negotiated costs (Column G) when entries have been made in Column F.  This column need not be filled in when Column F is blank.  When a line item varies by plus or minus 10 percent, i.e., the percentage arrived at by dividing Column F by Column G, an explanation of the variance should be submitted.  In the case of an overrun (net negative variance), this submission shall not be deemed as notice under the Limitation of Cost (Funds) Clause of the contract

Modifications:  Any modification in the amount negotiated for an item since the preceding report should be listed in the appropriate cost category.

Expenditures Not Negotiated:  An expenditure for an item for which no amount was negotiated (e.g., at the discretion of the contractor in performance of its contract) should be listed in the appropriate cost category and all columns filled in, except for G.  Column H will of course show a 100 percent variance and will be explained along with those identified under H above.

NIH(RC)-4	ATTACHMENT 2
Rev. 11/2003	Page 4

Contract No. HHSN2662004000034C

ADB NO. N01-AI-400034

SAMPLE INVOICE/FINANCING REQUEST AND CONTRACT FINANCIAL REPORT

(a)         Billing Office Name and Address

NATIONAL INSTITUTES OF HEALTH NIAID, CMP

6700B Rockledge Dr., Rm. 3214, MSC 7612

Bethesda, MD 20892-7612

(b)         Invoice/Financing Request No.

(c)          Date Invoice Prepared

(d)         Contract No.

ADB No.

Effective Date

(e)         Payee’s Name and Address

ABC CORPORATION

100 Main Street

Anywhere, USA zip code

Attn:  Name, Title, & Phone Number of Official to Whom Payment is Sent

(f)            Total Estimated Cost

(g)         Total Fixed Fee

(h)         This invoice/financing request represents reimbursable costs for the period from      to

Cumulative Percentage of
	Effort/Hrs.		Incurred Cost		Cost at	Contract
Expenditure Category*	Negotiated	Actual	(i) Current	(j) Cumulative	Completion	Amount	Variance
A	B	C	D	E	F	G	H
(k) Direct Costs
(1) Direct Labor
(2) Fringe Benefits
(3) Accountable Property (attach HHS-565)
(4) Materials & Supplies
(5) Premium Pay
(6) Consultant Fees
(7) Travel
(8) Subcontracts
(9) Other
Total Direct Costs
(l) Cost of Money
(m) Overhead
G&A
(n) Fixed Fee
(o) Total Amount Claimed
(p) Adjustments
(q) Grand Totals

I certify that all payments are for appropriate purposes and in accordance with the contract.

(Name of Official)	(Title)

*Attach details as specified in the contract

NIH(RC)-4	ATTACHMENT 2
Rev. 11/2003	Page 5

Contract No. HHSN2662004000034C

ADB NO. N01-AI-400034

INCLUSION ENROLLMENT REPORT

This report formal should NOT be used for data collection from study participants

Study Title:
Total Enrollment:	Protocol Number:
Contract Number:

PART A. TOTAL ENROLLMENT REPORT: Number of Subjects Enrolled to Date (Cumulative) by Ethnicity and Race

Sex/Gender
	Female	Males	Unknown or Not	Total
Ethnic Category
Hispanic or Latino
Not Hispanic or Latino
Unknown (Individuals not reporting ethnicity)
Ethnic Category: Total of All Subjects*
Racial Categories
American Indian/Alaskan Native
Asian
Native Hawaiian or Other Pacific Islander
Black or African American
White
More than one race
Unknown or not reported
Racial Categories: Total of All Subjects*

PART B. HISPANIC ENROLLMENT REPORT Number of Hispanics or Latinos Enrolled to Date (Cumulative)

Unknown or Not
	Females	Males	Reported	Total
Racial Categories
American Indian/Alaskan Native
Asian
Native Hawaiian or Other Pacific Islander
Black or African American
White
More than one race
Unknown or not reported
Racial Categories: Total of Hispanic or Latinos

*These totals must agree

**These totals must agree

Inclusion Enrollment Report	ATTACHMENT 3
5/2001 (Modified OAMP: October, 2001)

Contract No. HHSN2662004000034C

ADB NO. N01-AI-400034

PRIVACY ACT SYSTEM OF RECORDS

09-25-0200

SYSTEM NAME:

Clinical, Basic and Population-based Research Studies of the National Institutes of Health (NIH), HHS/NIH/OD.

SECURITY CLASSIFICATION:

None.

SYSTEM LOCATION:

Records are located at NIH and Contractor research facilities which collect or provide research data for this system.  Contractors may include, but are not limited to:  Research centers, clinics, hospitals, universities, medical schools, research institutions/foundations, national associations, commercial organizations, collaborating State and Federal Government agencies, and coordinating centers.  A current list of sites, including the address of any Federal Records Center where records from this system may be stored, is available by writing to the appropriate Coordinator listed under Notification Procedure.

CATEGORIES OF INDIVIDUALS COVERED BY THE SYSTEM:

Adults and/or children who arc the subjects of clinical, basic, or population-based research studies of the NIH.  Individuals with disease.  Individuals who are representative of the general population or of special groups including, but not limited to:  normal controls, normal volunteers, family members and relatives; providers of services (e.g., health care and social work); health care professionals and educators, and demographic sub-groups as applicable, such as age, sex, ethnicity, race, occupation, geographic location; and groups exposed to real and/or hypothesized risks (e.g., exposure to biohazardous microbial agents).

CATEGORIES OF RECORDS IN THE SYSTEM:

The system contains data about individuals as relevant to a particular research study.  Examples include, but are not limited to:  name, study identification number, address, relevant telephone numbers, social security number (voluntary), drives license number, date of birth, weight, height, sex, race; medical, psychological and dental information, laboratory and diagnostic testing results; registries; social, economic and demographic data; health services utilization; insurance and hospital cost data, employers, conditions of the work environment, exposure to hazardous substances/compounds; information pertaining to stored biologic specimens (including blood, urine, tissue and genetic materials), characteristics and activities of health care providers and educators and trainers (including curricula vitae); and associated correspondence.

AUTHORITY FOR MAINTENANCE OF THE SYSTEM:

“Research and Investigation,” “Appointment and Authority of the Directors of the National Research Institutes,” “National Cancer Institute,” “National Eye Institute,” “National Heart, Lung and Blood Institute,” “National Institute on Aging,” “National Institute on Alcohol Abuse and Alcoholism,” “National Institute on Allergy and Infectious Diseases,” “National Institute of Arthritis and Musculoskeletal and Skin Diseases,” “National Institute of Child Health and Human Development,” “National Institute on Deafness and Other Communication Disorders,” “National Institute of Dental and Craniofacial Research,” “National Institute of Diabetes, and Digestive and Kidney Diseases,” “National Institute of Drug Abuse,” “National Institute of Environmental Health Sciences,” “National Institute of Mental Health,” “National Institute of Neurological Disorders and Stroke, and the “National Human Genome Research Institute” of the Public Health Service Act.  (42 U.S.C. 241, 242, 248, 281, 282, 284, 285a, 285b,

Privacy Act System of Records	ATTACHMENT 4
(4/7/1997)	Page 1

Contract No. HHSN2662004000034C

ADB NO. N01-AI-400034

285c, 285d, 285e, 285f, 285g, 285h, 285i, 285j, 2851, 285m, 285n, 285o, 285p, 285q, 287, 287b, 287c, 289a, 289c, and 44 U.S.C. 3101.)

PURPOSE(S):

To document, track, monitor and evaluate NIH clinical, basic, and population-based research activities.

ROUTINE USES OF RECORDS MAINTAINED IN THE SYSTEM, INCLUDING CATEGORIES OF USERS AND THE PURPOSES OF SUCH USES:

(3)                                  A record may be disclosed for a research purpose, when the Department:  (A) has determined that the use or disclosure does not violate legal or policy limitations under which the record was provided, collected, or obtained; e.g., disclosure of alcohol or drug abuse patient records will be made only in accordance with the restrictions of confidentiality statutes and regulations 42 U.S.C. 241, 42 U.S.C. 290dd-2, 42 CFR Part 2, and where applicable, no disclosures will be made inconsistent with an authorization of confidentiality under 42 U.S.C. 241 and 42 CFR Part 2a; (B) has determined that the research purpose (1) cannot be reasonably accomplished unless the record is provided in individually identifiable form, and (2) warrants the risk to the privacy of the individual that additional exposure of the record might bring; (C) has required the recipient to (1) establish reasonable administrative, technical, and physical safeguards to prevent unauthorized use or disclosure of the record, (2) remove or destroy the information that identifies the individual at the earliest time at which removal or destruction can be accomplished consistent with the purpose of the research project, unless the recipient has presented adequate justification of a research or health nature for retaining such information, and (3) make no further use or disclosure of the record except (a) in emergency circumstances affecting the health or safety of any individual, (b) for use in another research project, under these same conditions, and with written authorization of the Department, (c) for disclosure to a properly identified person for the purpose of an audit related to the research project, if information that would enable research subjects to be identified is removed or destroyed at the earliest opportunity consistent with the purpose of the audit, or (d) when required by law; and (D) has secured a written statement attesting to the recipient’s understanding of, and willingness to abide by, these provisions.

(4)                                  Disclosure may be made to a Member of Congress or to a Congressional staff member in response to an inquiry of the Congressional office made at the written request of the constituent about whom the record is maintained.

(5)                                  The Department of Health and Human Services (HHS) may disclose information from this system of records to the Department of Justice when:  (a) The agency or any component thereof; or (b) any employee of the agency in his or her official capacity where the Department of Justice has agreed to represent the employee; or (c) the United States Government, is a party to litigation or has an interest in such litigation, and by careful review, the agency determines that the records are both relevant and necessary to the litigation and the use of such records by the Department of Justice is, therefore, deemed by the agency to be for a purpose that is compatible with the purpose for which the agency collected the records.

(6)                                  Disclosure may be made to agency contractors, grantees, experts, consultants, collaborating researchers, or volunteers who have been engaged by the agency to assist in the performance of a service related to this system of records and who need to have access to the records in order to perform the activity.  Recipients shall be required to comply with the requirements of the Privacy Act of 1974, as amended, pursuant to 5 U.S.C. 552a(m).

(7)                                  Information from this system may be disclosed to Federal agencies, State agencies (including the Motor Vehicle Administration and State vital statistics offices, private agencies, and other third parties (such as current or prior employers, acquaintances, relatives), when necessary to obtain information on morbidity and mortality experiences and to locate individuals for follow-up studies.  Social security numbers, date of birth and other identifiers may be disclosed:  (I) to the National Center for Health Statistics to ascertain vital status through the National Death Index; (2) to the Health Care Financing Agency to ascertain

Privacy Act System of Records	ATTACHMENT 4
(4/7/1997)	Page 2

Contract No. HHSN2662004000034C

ADB NO. N01-AI-400034

morbidities; and (3) to the Social Security Administration to ascertain disabilities and/or location of participants.  Social security numbers may also be given to other Federal agencies, and State and local agencies when necessary to locating individuals for participation in follow-up studies.

(8)           Medical information may be disclosed in identifiable form to tumor registries for maintenance of health statistics, e.g., for use in research studies.

(9)           PHS may inform the sexual and/or needle-sharing partner(s) of a subject individual who is infected with the human immunodeficiency virus (HIV) of their exposure to HIV, under the following circumstances:  (1) The information has been obtained in the course of clinical activities at PHS facilities carried out by PHS personnel or contractors; (2) The PHS employee or contractor has made reasonable efforts to counsel and encourage the subject individual to provide the information to the individual’s sexual or needle-sharing partner(s); (3) The PHS employee or contractor determines that the subject individual is unlikely to provide the information to the sexual or needle-sharing partner(s) or that the provision of such information cannot reasonably be verified; and (4) The notification of the partner(s) is made, whenever possible, by the subject individual’s physician or by a professional counselor and shall follow standard counseling practices.

PHS may disclose information to State or local public health departments, to assist in the notification of the subject individual’s sexual and/or needle-sharing partner(s), or in the verification that the subject individual has notified such sexual or needle-sharing partner(s).

(10)         Certain diseases and conditions, including infectious diseases, may be reported to appropriate representatives of Stale or Federal Government as required by State or Federal law.

(11)         Disclosure may be made to authorized organizations which provide health services to subject individuals or provide third-party reimbursement or fiscal intermediary functions, for the purpose of planning for or providing such services, billing or collecting third-party reimbursements.

(12)         The Secretary may disclose information to organizations deemed qualified to carry out quality assessment, medical audits or utilization reviews.

(13)         Disclosure may be made for the purpose of reporting child, elder or spousal abuse or neglect or any other type of abuse or neglect as required by State or Federal law.

POLICIES AND PRACTICES FOR STORING, RETRIEVING, ACCESSING, RETAINING, AND DISPOSING OF RECORDS IN THE SYSTEM:

STORAGE:

Records may be stored on index cards, file folders, computer tapes and disks (including optical disks), photography media, microfiche, microfilm, and audio and video tapes.  For certain studies, factual data with study code numbers are stored on computer tape or disk, while the key to personal identifiers is stored separately, without factual data, in paper/computer files.

RETRIEVABILITY:

During data collection stages and follow-up, retrieval is by personal identifier (e.g., name, social security number, medical record or study identification number, etc.).  During the data analysis stage, data are normally retrieved by the variables of interest (e.g., diagnosis, age, occupation).

Privacy Act System of Records	ATTACHMENT 4
(4/7/1997)	Page 3

Contract No. HHSN2662004000034C

ADB NO. N01-AI-400034

SAFEGUARDS:

(1)

Authorized Users: Access to identifiers and to link files is strictly limited to the authorized personnel whose duties require such access. Procedures for determining authorized access to identified data are established as appropriate for each location. Personnel, including contractor personnel, who may be so authorized include those directly involved in data collection and in the design of research studies, e.g., interviewers and interviewer supervisors; project managers; and statisticians involved in designing sampling plans. Other one-time and special access by other employees is granted on a need-to-know basis as specifically authorized by the system manager. Researchers authorized to conduct research on biologic specimens will typically access the system through the use of encrypted identifiers sufficient to link individuals with records in such a manner that does not compromise confidentiality of the individual.

(2)

Physical Safeguards: Records are either stored in locked rooms during off-duty hours, locked file cabinets, and/or secured computer facilities. For certain studies, personal identifiers and link files are separated and stored in locked files. Computer data access is limited through the use of key words known only to authorized personnel.

(3)

Procedural Safeguards: Collection and maintenance of data is consistent with legislation and regulations in the protection of human subjects, informed consent, confidentiality, and confidentiality specific to drug and alcohol abuse patients where these apply. When anonymous data is provided to research scientists for analysis, study numbers which can be matched to personal identifiers will be eliminated, scrambled, or replaced by the agency or contractor with random numbers which cannot be matched. Contractors who maintain records in this system are instructed to make no further disclosure of the records. Privacy Act requirements are specifically included in contracts for survey and research activities related to this system. The OHS project directors, contract officers, and project officers oversee compliance with these requirements. Personnel having access are trained in Privacy Act requirements. Depending upon the sensitivity of the information in the record, additional safeguard measures may be employed.

(4)

Implementation Guidelines: These practices are in compliance with the standards of Chapter 45-13 of the HHS General Administration Manual, “Safeguarding Records Contained in Systems of Records,” supplementary Chapter PHS hf: 45-13, and the HHS Automated Information Systems Security Program Handbook.

RETENTION AND DISPOSAL:

Records are retained and disposed of under the authority of the NIH Records Control Schedule contained in NIH Manual Chapter 1743, Appendix 1B “Keeping and Destroying Records” (HHS Records Management Manual, Appendix B-361), item 3000-G-3, which allows records to be kept as long as they are useful in scientific research.  Collaborative Perinatal Project records are retained in accordance with item 3000-G-4, which does not allow records to be destroyed.  Refer to the NIH Manual Chapter for specific conditions on disposal or retention instructions.

SYSTEM MANAGER(S) AND ADDRESS(ES):

See Appendix I for a listing of current System Managers.  This system is for use by all NIH Institutes and Centers.

NOTIFICATION PROCEDURE:

To determine if a record exists, write to the appropriate IC Privacy Act Coordinator listed below.  In cases where the requester knows specifically which System Manager to contact, he or she may contact the System Manager directly (See Appendix I).  Notification requests should include:  individual’s name; current address; date of birth; date, place and nature of participation in specific research study; name of individual or organization administering the research study (if known); name or description of the research study (if known); address at the time of participation; and in specific cases, a notarized statement (some highly sensitive systems require two witnesses attesting to the

Privacy Act System of Records	ATTACHMENT 4
(4/7/1997)	Page 4

Contract No. HHSN2662004000034C

ADB NO. N01-AI-400034

individual’s identity).  A requester must verify his or her identity by providing either a notarization of the request or by submitting a written certification that the is who he or she claims to be and understands that the knowing and willful request for acquisition of a record pertaining to an individual under false pretenses is a criminal offense under the Act, subject to a five thousand dollar fine.

Individuals will be granted direct access to their medical records unless the System Manager determines that such access is likely to have an adverse effect (i.e., could cause harm) on the individual.  In such cases when the System Manager has determined that the nature of the record information requires medical interpretation, the subject of the record shall be requested to designate, in writing, a responsible representative who will be wilting to review the record and inform the subject individual of its contents at the representative’s discretion.  The representative may be a physician, other health professional, or other responsible individual.  In this case, the medical/dental record will be sent to the designated representative.  Individuals will be informed in writing if the record is sent to the representative.  This same procedure will apply in cases where a parent or guardian requests notification of, or access to, a child’s or incompetent person’s medical record.  The parent or guardian must also verify (provide adequate documentation) their relationship to the child or incompetent person as well as his or her own identity to prove their relationship.

If the requester does not know which Institute or Center Privacy Act Coordinator to contact for notification purposes, he or she may contact directly the NIH Privacy Act Officer at the following address:  NIH Privacy Act Officer, Office of Management Assessment, 6011 Executive Blvd., Room 601L, Rockville, MD 20852.

NIH Privacy Act Coordinators

Associate Director for Disease Prevention, Office of the Director (OD), Building 1, Room 260, 1 Center Drive, Bethesda, MD 20892.

Privacy Act Coordinator, Clinical Center (CC), Building 10, Room 1N208, 10 Center Drive, Bethesda, MD 20892.

Privacy Act Coordinator, National Center for Complementary and Alternative Medicine (NCCAM), Building 31, Room 2B11, 31 Center Drive, Bethesda, MD 20892-2182.

Privacy Act Coordinator, National Cancer Institute (NCI), Building 31, Room 10A34, 31 Center Drive, Bethesda, MD 20892.

Privacy Act Coordinator, National Center on Minority Health and Health Disparities (NCMHD), Democracy Plaza II, Room 800, 6707 Democracy Boulevard, Bethesda, MD 20892-5465.

Privacy Act Coordinator, National Center for Research Resources (NCRR), Rockledge 1, Room 5140, 6705 Rockledge Drive, Bethesda, MD 20892.

Privacy Act Coordinator, National Eye Institute (NEI), Building 31, Room 6A32, 31 Center Drive, Bethesda, MD 20892-2510.

Privacy Act Coordinator, National Human Genome Research Institute (NHGRI), Building 10, 3C710, 10 Center Drive, Bethesda, MD 20892.

Privacy Act Coordinator, National Heart, Lung, and Blood Institute (NHLBI), Building 31, Room 5A33, 31 Center Drive, Bethesda, MD 20892.

Privacy Act Coordinator, National institute on Aging (NIA), Gateway Building 31, Room 2C234, 7201 Wisconsin Avenue, Bethesda, MD 20892.

Privacy Act System of Records	ATTACHMENT 4
(4/7/1997)	Page 5

Contract No. HHSN2662004000034C

ADB NO. N01-AI-400034

Privacy Act Coordinator, National Institute on Alcohol Abuse and Alcoholism (NIAAA), Willco Building, Room 400, 6000 Executive Boulevard, Bethesda, MD 20892-7003.

Privacy Act Coordinator, National Institute of Allergy and Infectious Diseases (NIAID), 6700-B Rockledge Drive, Room 2143, Bethesda, MD 20892.

Privacy Act Coordinator, National Institute of Arthritis and Musculoskeletal and Skin Diseases (NIAMS), Natcher Building, Room 5AS49, 45 Center Drive, Bethesda, MD 20892.

Privacy Act Coordinator, National Institute of Biomedical Imaging and Bioengineering (NIBIB), Building 31, Room 1B37, 31 Center Drive, Bethesda, MD 20892-2077.

Privacy Act Coordinator, National Institute of Child Health and Human Development (NICHD), Building 31, Room 2A11, 31 Center Drive, Bethesda, MD 20892.

Privacy Act Coordinator, Office of Extramural Affairs, National Institute on Drug Abuse (NIDA), Neuroscience Center, 6001 Executive Boulevard, Room 3158, Bethesda, MD 20892-9547.

Privacy Act Coordinator, National Institute on Deafness and Other Communication Disorders (NIDCD), Building 31, Room 3C02, 31 Center Drive, Bethesda, MD 20892.

Privacy Act Coordinator, National Institute of Dental and Craniofacial Research (NIDCR), Natcher Building, Room 4AS25, 45 Center Drive, Bethesda, MD 20892-6401.

Privacy Act Coordinator, National Institute of Diabetes and Digestive and Kidney Disease (NIDDK), Building 31, Room 9A47, 31 Center Drive, Bethesda, MD 20892.

Privacy Act Coordinator, National Institute of Environmental Health Sciences (NIEHS), P.O. Box 12233, Research Triangle Park, NC 27709.

Privacy Act Coordinator, National Institute of General Medical Sciences (NIGMS), Natcher Building, Room 2AN32, 45 Center Drive, Bethesda, MD 20892.

Privacy Act Coordinator, National Institute of Mental Health (NIMH), Neuroscience Center, 6001 Executive Boulevard, Room 8102, Bethesda, MD 20892.

Privacy Act Coordinator, National Institute of Neurological Disorders and Stroke (NINDS), Building 31, Room 8A33, 31 Center Drive, Bethesda, MD 20892.

Privacy Act Coordinator, National Institute of Nursing Research (NINR), Rockledge II, Room 710, 6701 Rockledge Drive, Bethesda, MD 20892.

RECORD ACCESS PROCEDURE:

Same as Notification Procedures.  Requesters should reasonably specify the record contents being sought.  An individual may also request an accounting of disclosures of his/her record, if any.

CONTESTING RECORD PROCEDURE:

Contact the appropriate official at the address specified under Notification Procedure, and reasonably identify the record, specify the information being contested, and state corrective action sought, with supporting information to show how the record is inaccurate, incomplete, untimely, or irrelevant.

Privacy Act System of Records	ATTACHMENT 4
(4/7/1997)	Page 6

Contract No. HHSN2662004000034C

ADB NO. N01-AI-400034

RECORD SOURCE CATEGORIES:

The system contains information obtained directly from the subject individual by interview (face-to-face or telephone), written questionnaire, or by other tests, recording devices or observations, consistent with legislation and regulation regarding informed consent and protection of human subjects.  Information is also obtained from other sources, including but not limited to:  referring medical physicians, mental health/alcohol/drug abuse or other health care providers; hospitals; organizations providing biological specimens; relatives; guardians; schools; and clinical medical research records.

SYSTEMS EXEMPTED FROM CERTAIN PROVISIONS OF THE ACT:

None.

Appendix I:  System Manager(s) and Address(es)

Associate Director for Disease Prevention, Office of the Director (OD), Building 1, Room 260, 1 Center Drive, Bethesda, MD 20892.

Computer Systems Analyst, Division of Cancer Treatment and Diagnosis, National Cancer Institute (NCI), Executive Plaza North, Room 344, 6130 Executive Boulevard, Bethesda, MD 20892.

American Burkitt’s Lymphoma Registry, Division of Cancer Etiology, National Cancer Institute (NCI), Executive Plaza North, Suite 434, 6130 Executive Boulevard, Bethesda, MD 20892.

Chief, Genetic Epidemiology Branch, Division of Cancer Epidemiology and Genetics, National Cancer Institute (NCI). Executive Plaza South, Room 7122, 6120 Executive Boulevard, Bethesda, MD 20892-7236.

Program Director, Research Resources, Biological Carcinogenesis Branch, Division of Cancer Etiology, National Cancer Institute (NCI), Executive Plaza North, Room 540, 6130 Executive Boulevard, Bethesda, MD 20892.

Chief, Environmental Epidemiology Branch, Division of Cancer Etiology, National Cancer Institute (NCI), Executive Plaza North, Room 443, 6130 Executive Boulevard, Bethesda, MD 20892.

Associate Director, Surveillance Program, Division of Cancer Prevention, National Cancer Institute (NCI), Executive Plaza North, Room 343K, 6130 Executive Boulevard, Bethesda, MD 20892.

Head, Biostatistics and Data Management Section, Center for Cancer Research, National Cancer Institute (NCI), Building 6116, Room 702, 6116 Executive Boulevard, Bethesda, MD 20892.

Chief, Clinical Research Branch, Center for Cancer Research, Frederick Cancer Research and Development Center, National Cancer Institute (NCI), 501 W. 7th Street, Room 3, Frederick, MD 21702.

Deputy Branch Chief, Navy Hospital, NCI-Naval Medical Oncology Branch, Center for Cancer Research, National Cancer Institute (NCI), Building 8, Room 5101, Bethesda, MD 20814.

Chief, Pharmaceutical Management Branch, Cancer Therapy Evaluation Program, Division of Cancer Treatment and Diagnosis, National Cancer Institute (NCI), Executive Plaza North, Room 804, 6130 Executive Boulevard, Bethesda, MD 20892.

Director, Extramural Clinical Studies, Frederick Cancer Research and Development Center, National Cancer Institute (NCI), Fort Detrick, Frederick, MD 21702.

Privacy Act System of Records	ATTACHMENT 4
(4/7/1997)	Page 7

Contract No. HHSN2662004000034C

ADB NO. N01-AI-400034

Clinical Operations Manager, National Eye Institute (NEI), Building 10, Room 10S224, 10 Center Drive, Bethesda, MD 20892.

Director, Division of Biometry and Epidemiology, National Eye Institute (NEI), Building 31, Room 6A52, 31 Center Drive, Bethesda, MD 20892.

Associate Director, Office of Clinical Affairs, National Heart, Lung, and Blood Institute (NHLBI), Building 10, Room 8C104,10 Center Drive, Bethesda, MD 20892-1754.

Senior Scientific Advisor, Office of the Director, Division of Epidemiology and Clinical Applications, National Heart, Lung, and Blood Institute (NHLBI), Federal Building, Room 220, 7550 Wisconsin Avenue, Bethesda, MD 20892.

Chief, Laboratory of Epidemiology, Demography and Biometry, National Institute on Aging (NIA), Gateway Building, Room 3C309, 7201 Wisconsin Avenue, Bethesda, MD 20892.

Chief, Research Resources Branch, Intramural Research Program, National Institute on Aging (NIA), 5600 Nathan Shock Drive, Baltimore, MD 21224.

Clinical Director, National Institute on Aging (NIA), 5600 Nathan Shock Drive, Baltimore, MD 21224.

Deputy Director, Division of Biometry and Epidemiology, National Institute on Alcohol Abuse and Alcoholism (NIAAA), Willco Building, Room 514, 6000 Executive Boulevard, Bethesda, MD 20892-7003.

Deputy Director, Division of Clinical and Prevention Research, National Institute on Alcohol Abuse and Alcoholism (NIAAA), Willco) Building, Room 505, 6000 Executive Boulevard, Bethesda, MD 20892-7003.

Chief, Respiratory Viruses Section, Laboratory of Infectious Diseases, National Institute of Allergy and Infectious Diseases (NIAID), Building 7, Room 106, 7 Memorial Drive, Bethesda, MD 20892.

Chief, Hepatitis Virus Section, Laboratory of Infectious Diseases, National Institute of Allergy and Infectious Diseases (NIAID), Building 7, Room 202, 7 Memorial Drive, Bethesda, MD) 20892.

Chief, Biometry Branch, Division of Microbiology and Infectious Diseases, National Institute of Allergy and Infectious Diseases (MAID), 6700-B Rockledge Drive, Room 3120, Bethesda, MD) 20892.

Clinical Director, National Institute of Arthritis and Musculoskeletal and Skin Diseases (NIAMS), Building 10, Room 9S205, 10 Center Drive, Bethesda, MD 20892.

Chief, Contracts Management Branch, National Institute of Child Health and Human Development (NICHD), Executive Plaza North, Room 7A07, 6130 Executive Boulevard, Bethesda, MD 20892.

Director of Intramural Research, National Institute on Deafness and Other Communication Disorders (NIDCD), Building 31, Room 3C02, 31 Center Drive, Bethesda, MD 20892.

Chief, Scientific Programs Branch, National Institute on Deafness and Other Communication Disorders (NIDCD), Executive Plaza South, Room 400C, 6120 Executive Boulevard, Bethesda, MD 20892-7180.

Clinical Director, National Institute of Dental and Craniofacial Research (NIDCR), Building 10, Room INl17, 10 Center Drive, Bethesda, MD 20892-1191.

Chief, Scientific Review Branch, National Institute of Dental and Craniofacial Research (NIDCR), Building 10, Room IN117, 10 Center Drive, Bethesda, MD 20892-1191.

Privacy Act System of Records	ATTACHMENT 4
(4/7/1997)	Page 8

Contract No. HHSN2662004000034C

ADB NO. N01-AI-400034

Research Psychologist, Gene Therapy and Therapeutics Branch, National Institute of Dental and Craniofacial Research (NIDCR), Building 10, Room 1N105, 10 Center Drive, Bethesda, MD 20892-1190.

Chief, Clinical Investigations, National Institute of Diabetes and Digestive and Kidney Diseases (NIDDK), Building 10, Room 9N222, 10 Center Drive, Bethesda, MD 20892.

Chief, Phoenix Clinical Research Section, National Institute of Diabetes and Digestive and Kidney Diseases (NIDDK), Phoenix Area Indian Hospital, Room 541, 4212 North 16th Street, Phoenix, AZ 85016.

Chief, Diabetes Research Section, Division of Diabetes, Endocrinology, and Metabolic Diseases, National Institute of Diabetes and Digestive and Kidney Disease (NIDDK), Natcher Building, Room 5AN18G, 45 Center Drive, Bethesda, MD 20892-6600.

Privacy Act Coordinator, Office of Extramural Affairs, National Institute on Drug Abuse (NIDA), 6001 Executive Boulevard, Room 3158, Bethesda, MD 20892-9547.

Chief, Epidemiology Branch, National Institute of Environmental Health Sciences (NIEHS), P.O. Box 12233, Research Triangle Park, NC 27709.

Director, Intramural Research Program, National Institute of Mental Health (NIMH), Building 10, Room 4N224, 10 Center Drive, Bethesda, MD 20892.

Privacy Act Coordinator, National Institute of Mental Health (NIMH), Neuroscience Center, Room 8102, 6001 Executive Boulevard, Bethesda, MD) 20982.

Privacy Act Coordinator, National Institute of Neurological Disorders and Stroke (NINDS), Building 31, Room 8A33, 31 Center Drive, Bethesda, MD 20892.

Chief, Epilepsy Branch, National Institute of Neurological Disorders and Stroke (NINDS), Neuroscience Center, 6001 Executive Boulevard, Suite 2110, Bethesda, MD 20892-9523.

Assistant Director, Clinical Neurosciences Program, Division of Intramural Research, National Institute of Neurological Disorders and Stroke (NINDS), Building 10, Room 5N234, 10 Center Drive, Bethesda, MD 20892.

Acting Chief, Laboratory of Central Nervous Systems Studies, Intramural Research Program, National Institute of Neurological Disorders and Stroke (NINDS), Building 36, Room 4A21, 36 Convent Drive, Bethesda, MD 20892-4123.

Clinical Director, National Human Genome Research Institute (NHGRI), Building 10, Room 10C101D, 10 Center Drive, Bethesda, MD 20892.

Deputy Director, Division of Extramural Research, National Institute of Neurological Disorders and Stroke (NINDS), Neuroscience Center, Room 3307, 6001 Executive Boulevard, Bethesda, MD 20892.

Director, Office of Clinical and Regulatory Affairs, Division of Extramural Research and Training, Democracy Plaza II, Room 401, 6707 Democracy Boulevard, Bethesda, MD 20892-5475.

Privacy Act Coordinator, National Institute of Biomedical Imaging and Bioengineering (NIBIB), Building 31, Room 1837, 31 Center Drive, Bethesda, MD 20892-2077.

Privacy Act Coordinator, National Center on Minority Health and Health Disparities (NCMHD), Democracy Plaza II, Room 800, 6707 Democracy Boulevard, Bethesda, MD 20892-5465.

Privacy Act System of Records	ATTACHMENT 4
(4/7/1997)	Page 9

Contract No. HHSN2662004000034C

ADB NO. N01-AI-400034

HHSAR 352.223-70 SAFETY AND HEALTH (JANUARY 2001)

(a)                                  To help ensure the protection of the life and health of all persons, and to help prevent damage to property, the Contractor shall comply with all Federal, State and local laws and regulations applicable to the work being performed under this contract.  These laws are implemented and/or enforced by the Environmental Protection Agency, Occupational Safety and Health Administration and other agencies at the Federal, State and local levels (Federal, State and local regulatory/enforcement agencies).

(b)                                 Further, the Contractor shall take or cause to be taken additional safety measures as the Contracting Officer in conjunction with the project or other appropriate officer, determines to be reasonably necessary. If compliance with these additional safety measures results in an increase or decrease in the cost or time required for performance of any part of work under this contract, an equitable adjustment will be made in accordance with the applicable “Changes” Clause set forth in this contract.

(c)                                  The Contractor shall maintain an accurate record of, and promptly report to the Contracting Officer, all accidents or incidents resulting in the exposure of persons to toxic substances, hazardous materials or hazardous operations; the injury or death of any person; and/or damage to property incidental to work performed under the contract and all violations for which the Contractor has been cited by any Federal, State or local regulatory/enforcement agency.  The report shall include a copy of the notice of violation and the findings of any inquiry or inspection, and an analysis addressing the impact these violations may have on the work remaining to be performed.  The report shall also state the required action(s), if any, to be taken to correct any violation(s) noted by the Federal, State or local regulatory/enforcement agency and the time frame allowed by the agency to accomplish the necessary corrective action.

(d)                                 If the Contractor fails or refuses to comply promptly with the Federal, State or local regulatory/enforcement agency’s directive(s) regarding any violation(s) and prescribed corrective action(s), the Contracting Officer may issue an order stopping all or part of the work until satisfactory corrective action (as approved by the Federal, State or local regulatory/enforcement agencies) has been taken and documented to the Contracting Officer.  No part of the time lost due to any stop work order shall be subject to a claim for extension of time or costs or damages by the Contractor.

(e)                                  The Contractor shall insert the substance of this clause in each subcontract involving toxic substances, hazardous materials, or operations.  Compliance with the provisions of this clause by subcontractors will be the responsibility of the Contractor.

(End of clause)

Safety and Health Clause	ATTACHMENT 5
HHSAR 352.223-70 (1/01)

Contract No. HHSN2662004000034C

ADB NO. N01-AI-400034

PROCUREMENT OF CERTAIN EQUIPMENT

Notwithstanding any other clause in this contract, the Contractor will not be reimbursed for the purchase, lease, or rental of any item of equipment listed in the following Federal Supply Groups, regardless of the dollar value, without the prior written approval of the Contracting Officer.

67 - Photographic Equipment

69 - Training Aids and Devices

70 - General Purpose ADP Equipment, Software, Supplies and Support (Excluding 7045-ADP Supplies and Support Equipment.)

71 - Furniture

72 - Household and Commercial Furnishings and Appliances

74 - Office Machines and Visible Record Equipment

77 - Musical Instruments, Phonographs, and Home-type Radios

78 - Recreational and Athletic Equipment

When equipment in these Federal Supply Croups is requested by the Contractor and determined essential by the Contracting Officer, the Government will endeavor to fulfill the requirement with equipment available from its excess personal property sources, provided the request is made under a contract.  Extensions or renewals of approved existing leases or rentals for equipment in these Federal Supply Groups are excluded from the provisions of this article.

NIH(RC)-7 (4/1/84)	ATTACHMENT 6
OMB Bulletin 81-16

Contract No. HHSN2662004000034C

ADB NO. N01-AI-400034

RESEARCH PATIENT CARE COSTS

(a)                                  Research patient care costs are the costs of routine and ancillary services provided to patients participating in research programs described in this contract.

(b)                                 Patient care costs shall be computed in a manner consistent with the principles and procedures used by the Medicare Program for determining the part of Medicare reimbursement based on reasonable costs.  The Diagnostic Related Group (DRG) prospective reimbursement method used to determine the remaining portion of Medicare reimbursement shall not be used to determine patient care costs.  Patient care rates or amounts shall be established by the Secretary of HHS or his duly authorized representative.

(c)                                  Prior to submitting an invoice for patient care costs under this contract, the contractor must make every reasonable effort to obtain third party payment, where third party payors (including Government agencies) are authorized or are under a legal obligation to pay all or a portion of the charges incurred under this contract for patient care.

(d)                                 The contractor must maintain adequate procedures to identify those research patients participating in this contract who are eligible for third party reimbursement.

(e)                                  Only those charges not recoverable from third party payors or patients and which are consistent with the terms and conditions of the contract are chargeable to this contract.

NIH (RC)-11	ATTACHMENT 7
(4/1/84)

Contract No. HHSN2662004000034C

ADB NO. N01-AI-400034

REPORT OF GOVERNMENT OWNED, CONTRACTOR HELD PROPERTY

CONTRACTOR:	CONTRACTOR NUMBER

ADDRESS	REPORT DATE:

FISCAL YEAR:

	BEGINNING OF PERIOD		ADJUSTMENTS			END OF PERIOD
CLASSIFICATION	#ITEMS	VALUE	GFP ADDED	CAP ADDED	DELETIONS	#ITEMS	VALUE
LAND>=$25K
LAND<$25K
OTHER REAL>=$25K
OTHER REAL<$25K
PROPERTY UNDER CONST>=$25K
PROPERTY UNDER CONST<$25K
PLANT EQUIP>=$25K
PLANT EQUIP<$25K
SPECIAL TOOLING>=$25K
SPECIAL TOOLING<$25K
SPECIAL TEST EQUIP>=$25K
SPECIAL TEST EQUIP<$25K
AGENCY PECULIAR>=$25K
AGENCY PECULIAR<$25K
MATERIAL>=$25K (CUMULATIVE)
PROPERTY UNDER MFR>=$25K
PROPERTY UNDER MFR<$25K

SIGNED BY:	DATE SIGNED:

Report of Government Owned, Contractor Held Property	ATTACHMENT 8

Contract No. HHSN2662004000034C

ADB NO. N01-AI-400034

PART IV

[***]

END of the SCHEDULE

(CONTRACT)

2